UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Select Medical Holdings Corporation
(Name of Registrant as Specified In Its Charter)

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4714 Gettysburg Road
Mechanicsburg, Pennsylvania 17055
Phone: (717) 972-1100

Notice of Annual Meeting of Stockholders

To Our Stockholders:

You are invited to attend the Select Medical Holdings Corporation 2013 Annual Meeting of Stockholders.

Date:	April 30, 2013
Time:	2:30 p.m. EDT
Place:	Kessler Institute for Rehabilitation 1199 Pleasant Valley Way West Orange, NJ 07052

        Only stockholders who owned stock of record at the close of business on March 4, 2013 can vote at this meeting or any adjournments that may take place.

        The purposes of the 2013 Annual Meeting are:

  (1)
  to elect three Class I directors, each for a term of three years or until their respective successors have been elected and qualified;

  (2)
  to hold a non-binding advisory vote on the compensation of our named executive officers;

  (3)
  to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013;

  (4)
  to approve the Select Medical Holdings Corporation Amended and Restated Executive Bonus Plan; and

  (5)
  to transact any other business that may properly come before the meeting.

        We consider your vote important and encourage you to vote as soon as possible.

By Order of the Board of Directors,

/s/ Michael E. Tarvin
Michael E. Tarvin
 Executive Vice President, General Counsel and Secretary

March 15, 2013

4714 Gettysburg Road
Mechanicsburg, Pennsylvania 17055
Phone: (717) 972-1100
www.selectmedicalholdings.com

PROXY STATEMENT

        The Board of Directors of Select Medical Holdings Corporation (the "Company") is soliciting proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on April 30, 2013, at 2:30 p.m. local time, including any adjournments or postponements thereof (the "Meeting" or "Annual Meeting"). We intend to mail a Notice of Internet Availability of Proxy Materials (sometimes referred to as the "Notice"), and to make this Proxy Statement available to our stockholders of record entitled to vote at the Annual Meeting, on or about March 15, 2013.

PROXY SOLICITATION AND VOTING INFORMATION

        Your vote is very important.    In accordance with the rules and regulations adopted by the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of the Company's proxy materials to each stockholder of record, the Company may furnish proxy materials including this Proxy Statement, the proxy card and the Company's Annual Report on Form 10-K for the year ended December 31, 2012 (the "Annual Report") to the Company's stockholders by providing access to such documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless requested. Instead, the Notice will instruct stockholders as to how they may access and review all of the proxy materials. The Notice also instructs stockholders how to submit a proxy through the Internet. If you would like to receive a paper copy or e-mail copy of your proxy materials, you should follow the instructions for requesting such materials included in the Notice. The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.

        You may revoke your proxy at any time before it is voted by written notice to the Executive Vice President, General Counsel and Secretary of the Company, by submission of a proxy bearing a later date or by casting a ballot at the Annual Meeting. Properly executed and delivered proxies that are received before the Annual Meeting's adjournment will be voted in accordance with the directions provided or, if no directions are provided, your shares will be voted by one of the individuals named on your proxy card as recommended by the Board of Directors. If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of the person(s), not more than three, to whom you wish to give your proxy.

        If you want to vote in person at the Annual Meeting and you hold shares of Company common stock in street name, you must obtain a proxy card from your broker and bring that proxy card to the Annual Meeting, together with a copy of a brokerage statement reflecting your stock ownership as of the record date.

        Who can vote?    Stockholders as of the close of business on March 4, 2013 are entitled to vote. On that day, 140,234,326 shares of common stock were outstanding and eligible to vote, and there were 107 registered holders. Each share is entitled to one vote on each matter presented at the Annual Meeting. A list of stockholders eligible to vote will be available at the offices of Select Medical Holdings Corporation, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania beginning April 20, 2013. Stockholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.

        How does the Board of Directors recommend I vote?    The Board of Directors recommends a vote FOR each Board of Directors nominee, FOR the approval of the executive compensation resolution, FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm and FOR the approval of the Select Medical Holdings Corporation Amended and Restated Executive Bonus Plan.

        What shares are included in the proxy card?    Each proxy card you receive represents all the shares of common stock registered to you in that particular account. You may receive more than one proxy card if you hold shares that are either registered differently or in more than one account. Each share of common stock that you own entitles you to one vote.

        How do I vote by proxy?    Most stockholders have three ways to vote by proxy: by telephone, via the Internet or by returning the proxy card. To vote by telephone or via the Internet, follow the instructions set forth on each proxy card you receive. To vote by mail, sign and date each proxy card you receive, mark the boxes indicating how you wish to vote and return the proxy card in the postage-paid envelope provided. Do not return the proxy card if you vote via the Internet or by telephone.

        How are votes counted?    The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock entitled to vote, is represented at the Annual Meeting in person or by proxy. Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum has been reached. With respect to Proposal 1, because directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote, abstentions will have no effect on the election of directors. Because Proposals 2, 3 and 4 require for approval the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote, any abstentions will have the effect of votes against and any broker non-votes will not have any effect on these proposals.

        Who will count the vote?    The Company's Transfer Agent and Registrar, Computershare Shareowner Services LLC, will tally the vote.

        Who is soliciting this proxy?    Solicitation of proxies is made on behalf of the Board of Directors of the Company. The Company will pay the cost of preparing, assembling and mailing or otherwise making available the Notice of Internet Availability of Proxy Materials and the notice of the Annual Meeting, proxy statement and proxy card. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company, without additional compensation, in person or by telephone or other electronic means. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company's common stock.

        What if I can't attend the meeting?    If you are unable to attend the meeting in person and you intend to vote, you must vote your shares by proxy, via the Internet or by telephone by the applicable deadline.

 CORPORATE GOVERNANCE

        In accordance with the Delaware General Corporation Law and the Company's Restated Certificate of Incorporation and Amended and Restated Bylaws, the Company's business, property and affairs are managed under the direction of the Board of Directors. Although the Company's non-management directors are not involved in the day-to-day operating details, they are kept informed of the Company's business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by the officers of the Company at meetings of the Board of Directors and committees of the Board of Directors.

  Independence

        In 2013, the Board of Directors undertook a review of the independence of the Company's directors and considered whether any director has a material relationship with the Company that could compromise his ability to exercise independent judgment in carrying out his responsibilities. The Board of Directors has determined that five of the Company's nine current directors are "independent" as defined in the applicable listing standards of the New York Stock Exchange (the "NYSE"). The following directors were determined to be independent: Bryan C. Cressey, James E. Dalton, Jr., James S. Ely III, William H. Frist, M.D. and Leopold Swergold.

  Meetings of the Board of Directors and Stockholders

        It is the policy of the Board of Directors to meet at least quarterly. The Board of Directors held five meetings in fiscal year 2012. During fiscal year 2012, each of the current directors attended all of the meetings of the Board of Directors and the meetings of any committee of which they are a member, except Dr. Frist did not attend the October 18, 2012 meeting of the Board of Directors. It is also the policy of the Board of Directors that the independent members of the Board of Directors meet at regularly scheduled executive sessions of the Board of Directors without management. An independent director serves as the presiding director over such executive sessions (the "Presiding Director"). The independent director serving as the Presiding Director rotates quarterly, based on alphabetical order by last name. In addition, the Company's directors are expected to attend annual meetings of stockholders, and all of the Company's directors who were serving as directors at the time of the 2012 annual meeting, except for Mr. Scully, attended the 2012 annual meeting of stockholders.

  Corporate Governance Matters

        The Board of Directors adopted corporate governance guidelines in September 2009, which can be found on the Company's website at www.selectmedicalholdings.com. Under these guidelines, directors are expected to advise the Chairman of the Board of Directors and the Chairman of the Nominating and Corporate Governance Committee prior to accepting any other public company directorship or any assignment to the audit committee or compensation committee of the board of directors of any public company of which such director is a member. Directors are also expected to report changes in their business or professional affiliations or responsibilities, including retirement, to the Chairman of the Board of Directors and the Chairman of the Nominating and Corporate Governance Committee. A director is expected to offer to resign if the Nominating and Corporate Governance Committee concludes that the director no longer meets the Company's requirements for service on the Board of Directors. There are no pre-determined limitations on the number of other boards of directors on which the Company's directors may serve; however, the Board of Directors expects individual directors to use their judgment in accepting other directorships and to allow sufficient time and attention to Company matters. There are no set term limits for directors. As an alternative to term limits, the Nominating and Corporate Governance Committee will review each director's continuation on the Board of Directors every three years.

  Communications with the Board of Directors

        If you would like to communicate with all of the Company's directors, please send a letter to the following address: Select Medical Holdings Corporation, Attention: Board of Directors c/o Michael E. Tarvin, Executive Vice President, General Counsel and Secretary, 4714 Gettysburg Road, Mechanicsburg,

Pennsylvania, 17055. The Company's Secretary will forward such communication to each of the members of the Board of Directors.

        If you would like to communicate with the independent members of the Board of Directors, including the Presiding Director, please send a letter to the following address: Select Medical Holdings Corporation, Attention: Chairperson of the Nominating and Corporate Governance Committee c/o Michael E. Tarvin, Executive Vice President, General Counsel and Secretary, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania, 17055. The Company's Secretary will forward such communication to the independent members of the Board of Directors.

  Code of Conduct and Code of Ethics

        The Company is committed to ethical business practices. In 1998, Select Medical Corporation, the Company's wholly owned subsidiary ("Select"), voluntarily adopted a Code of Conduct. The Code of Conduct is reviewed and amended as necessary and is the basis for the Company's compliance program. The Code of Conduct provides guidelines for principles and regulatory rules that are applicable to the Company's patient care and business activities. These guidelines are implemented by a compliance officer, a compliance committee, and employee education and training. The Company has also established a reporting system, auditing and monitoring programs, and a disciplinary system as a means for enforcing the Code of Conduct's policies. This Code of Conduct applies to all of the Company's employees and directors. In September 2009, the Company adopted a Code of Ethics for Senior Financial Officers, which includes the code of ethics for the Company's principal executive officer, principal financial officer and principal accounting officer within the meaning of the SEC regulations adopted under the Sarbanes-Oxley Act of 2002. The Code of Conduct and Code of Ethics for Senior Financial Officers can be found on the Company's website at www.selectmedicalholdings.com. Any amendments to the Code of Conduct or Code of Ethics for Senior Financial Officers or waivers from the provisions of the Code of Conduct or the Code of Ethics for Senior Financial Officers for the Company's principal executive officer, principal financial officer and principal accounting officer will be disclosed on the Company's website promptly following the date of such amendment or waiver. Please note that none of the information on the Company's website is incorporated by reference in this Proxy Statement.

  Board Leadership

        The Board of Directors does not have a formal policy on whether the roles of Chief Executive Officer and Chairman of the Board of Directors should be separate. However, since its inception, the Company has had separate individuals serve in those positions. Since 2005, the Company's Board of Directors has been led by Rocco A. Ortenzio as Executive Chairman, and Robert A. Ortenzio has served as the Company's Chief Executive Officer. The Board of Directors has carefully considered its leadership structure and believes at this time that the Company and its stockholders are best served by having the positions of Executive Chairman and Chief Executive Officer filled by different individuals. This allows the Chief Executive Officer to, among other things, focus on the Company's day-to-day business, while allowing the Executive Chairman to lead the Board of Directors in its fundamental role of providing advice and oversight of management. Further, the Board of Directors believes that having the Executive Chairman serve dual roles as chairman of the Board of Directors and as an executive officer of the Company promotes information flow between management and the Board of Directors, effective decision making and an alignment of corporate strategy. Moreover, the Board of Directors believes that its other structural features, including five independent directors and seven non-management directors on a board consisting of nine directors, regular meetings of independent directors in executive session and key committees consisting wholly of independent directors, provide for substantial independent oversight of the Company's management. However, the Board of Directors recognizes that depending on future circumstances, other leadership models may become more appropriate. Accordingly, the Board of Directors will continue to periodically review its leadership structure.

  Risk Oversight

        The Company faces a number of risks, including regulatory risk, credit risk, liquidity risk, reputational risk and risk from adverse fluctuations in interest rates. Management is responsible for the day-to-day management of risks faced by the Company, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors seeks to ensure that the risk management processes designed and implemented by management are adequate. The Board of Directors periodically consults with management regarding the Company's risks.

        While the Board of Directors is ultimately responsible for risk oversight, the Company's four board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit and Compliance Committee assists the Board of Directors in overseeing risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and periodically reviews with management, internal auditors and independent auditors the adequacy and effectiveness of the Company's policies for assessing and managing risk. The Compensation Committee assists the Board of Directors in oversight and management of risks related to the Company's compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board of Directors in oversight and management of risk associated with board organization, membership and structure, succession planning for our directors and officers and corporate governance. The Quality of Care and Patient Safety Committee assists the Board of Directors in the oversight and management of risk associated with the Company's policies and procedures relating to the delivery of quality medical care to patients.

  Committees of the Board of Directors

        The Board of Directors currently has four standing committees. Charters for each of these committees can be found on the Company's website at www.selectmedicalholdings.com.

        Audit and Compliance Committee—The Audit and Compliance Committee is governed by a written charter adopted in February 2010. The primary responsibility of the Audit and Compliance Committee is to oversee the Company's financial reporting process and compliance program on behalf of the Board of Directors and to regularly report the results of its activities to the Board of Directors. The Audit and Compliance Committee assists the Board of Directors in the oversight of the integrity of the Company's financial statements and financial reporting process, the systems of internal accounting and financial controls, the performance of the Company's internal audit function and independent auditors, the independent auditor's qualifications and independence, the annual independent audit of the Company's financial statements, the selection and performance of the Company's compliance officer, the effectiveness of the structure and operations of the Company's compliance program, the Company's compliance with each of the Company's Code of Conduct and the Code of Ethics for Senior Financial Officers and other legal compliance and ethics programs established by management and the Board of Directors and the Company's compliance with applicable legal and regulatory requirements. In so doing, the Audit and Compliance Committee is responsible for maintaining free and open communication among its members, the independent registered public accounting firm, the internal auditors and the Company's management. A detailed list of the Audit and Compliance Committee's functions is included in its charter. The Audit and Compliance Committee charter is annually reviewed and ratified by the Audit and Compliance Committee and the Board of Directors.

        The current members of the Audit and Compliance Committee are Messrs. Dalton, Ely and Swergold. The composition of the Audit and Compliance Committee satisfies the independence and financial literacy requirements of the NYSE and the SEC. The financial literacy standards require that each member of the Audit and Compliance Committee be able to read and understand fundamental financial statements. In addition, at least one member of the Audit and Compliance Committee must qualify as an "audit committee financial expert," as defined by the rules and regulations of the SEC, and have financial sophistication in accordance with the rules of the NYSE. The Board of Directors has determined that each of the Audit and Compliance Committee members qualifies as an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K. Also, each member of the Audit and Compliance Committee is independent, as independence for audit committee members is defined in the applicable NYSE listing standards. The Audit and Compliance Committee held six meetings during fiscal year 2012.

        Compensation Committee—The Compensation Committee is governed by a written charter adopted in September 2009, which became effective as of the time the Company's common stock was first listed on the NYSE. The Compensation Committee has overall responsibility for evaluating and approving the Company's executive officer and director compensation plans, policies and programs, as well as all equity-based compensation plans and policies. The Compensation Committee is also responsible for preparing the Compensation Discussion and Analysis report for inclusion in the Company's annual proxy statement filed with the SEC. The Compensation Committee charter is annually reviewed and ratified by the Compensation Committee and the Board of Directors.

        The current members of the Compensation Committee are Messrs. Cressey and Swergold, both of whom the Board of Directors has determined in its business judgment are independent as defined in the applicable NYSE listing standards. The Compensation Committee held five meetings during fiscal year 2012.

        Nominating and Corporate Governance Committee—The Nominating and Corporate Governance Committee is governed by a written charter adopted in September 2009, which became effective as of the time the Company's common stock was first listed on the NYSE. The Nominating and Corporate Governance Committee is appointed to (i) identify individuals qualified to serve on the Board of Directors and board committees; (ii) recommend to the Board of Directors nominees for election to the Board of Directors at annual meetings of stockholders; (iii) recommend to the Board of Directors nominees to serve on each of the board committees; (iv) lead the Board of Directors in its annual review of the performance of the Board of Directors and management; (v) monitor the Company's corporate governance structure; and (vi) develop and recommend to the Board of Directors any proposed changes to the Company's corporate governance guidelines. The Nominating and Corporate Governance Committee identifies individuals, including those recommended by stockholders, believed to be qualified as candidates for Board of Directors membership. The Nominating and Corporate Governance Committee has the authority to retain search firms to assist it in identifying candidates to serve as directors. In addition to any other qualifications the Nominating and Corporate Governance Committee may in its discretion deem appropriate, all director candidates, at a minimum, should possess the highest personal and professional ethics, integrity and values and be committed to representing the best interests of the stockholders. In identifying candidates, the Nominating and Corporate Governance Committee will also take into account other factors it considers appropriate, which include ensuring a majority of directors satisfy the independence requirements of the NYSE, the SEC or other appropriate governing body and that the Board of Directors as a whole is comprised of directors who have the appropriate experience, expertise and perspective that will enhance the quality of the Board of Directors' deliberations and decisions. While the Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating and Corporate Governance Committee and the Board of Directors believe it is essential that the Board of Directors is able to draw on a wide variety of backgrounds and professional experiences among its members. The Nominating and Corporate Governance Committee desires to maintain the Board of Directors' diversity through the consideration of factors such as education, skills and relevant professional experience. The Nominating and Corporate Governance Committee does not intend to nominate representational directors, but instead considers the entirety of each candidate's credentials in the context of these standards and the characteristics of the Board of Directors in its entirety. The Nominating and Corporate Governance Committee will conduct appropriate inquiries with respect to the backgrounds and qualifications of all director candidates. Once the Nominating and Corporate Governance Committee has completed its review of a candidate's qualifications and conducted the appropriate inquiries, the Nominating and Corporate Governance Committee will make a determination whether to recommend the candidate for approval by the Board of Directors. If the Nominating and Corporate Governance Committee decides to recommend the director candidate for nomination by the Board of Directors and such recommendation is accepted by the Board of Directors, the form of proxy solicited by the Company will include the name of the director candidate. The Nominating and Corporate Governance Committee charter is annually reviewed and ratified by the Nominating and Corporate Governance Committee and the Board of Directors.

        The Nominating and Corporate Governance Committee considers stockholder nominees for directors in the same manner as nominees for director from other sources. Stockholder suggestions for nominees for director should be submitted to the Secretary or Assistant Secretary no later than the date by which stockholder proposals for action must be submitted and should include the following information: (i) the name and address of the stockholder making the recommendations, (ii) a representation that the stockholder is a holder of record, which should include the number of shares presently held and how long the shares have been held, (iii) a description of any and all arrangements or understandings between the stockholder making the recommendation and the director candidate, and (iv) all information regarding the director candidate that is required to be included in a proxy solicitation for the election of directors.

        The current members of the Nominating and Corporate Governance Committee are Messrs. Dalton and Swergold, both of whom the Board of Directors has determined in its business judgment are independent as defined in the applicable NYSE listing standards. The Nominating and Corporate Governance Committee held two meetings during fiscal year 2012.

        Quality of Care and Patient Safety Committee—The Quality of Care and Patient Safety Committee is governed by a written charter adopted in May 2012. The Quality of Care and Patient Safety Committee is appointed to assist the Board of Directors in fulfilling its oversight responsibilities relating to the review of the Company's policies and procedures relating to the delivery of quality medical care to patients. The Quality of Care and Patient Safety Committee maintains communication between the Board of Directors and the senior officers with management responsibility for medical care and reviews matters concerning or relating to the quality of medical care delivered to patients, efforts to advance the quality of medical care provided and patient safety. The Quality of Care and Patient Safety Committee charter is annually reviewed and ratified by the Quality of Care and Patient Safety Committee and the Board of Directors.

        The current members of the Quality of Care and Patient Safety Committee are Messrs. Frist and Scully. The Quality of Care and Patient Safety Committee held three meetings during fiscal year 2012.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors is composed entirely of independent directors, and currently consists of Messrs. Cressey and Swergold. The Board of Directors has determined that Messrs. Cressey and Swergold are each independent under the NYSE listing standards currently in effect. The Compensation Committee administers the Company's executive and director compensation programs. The role of the Compensation Committee is to oversee the Company's compensation and benefit plans and policies, to administer the Company's equity plans (including reviewing and approving equity grants to officers and directors) and to review and approve annually all compensation decisions relating to directors and elected officers, including those for the Company's Chief Executive Officer and the other executive officers named in the Summary Compensation Table ("named executive officers" or "NEOs"). The Compensation Committee works with management to develop relationships between pay levels, financial performance and returns to stockholders in order to align the Company's compensation structure with the Company's organizational objectives. The charter of the Compensation Committee authorizes the Compensation Committee to confer with management to the extent it deems necessary or appropriate to fulfill its responsibilities.

        The Compensation Committee discharges the responsibilities of the Board of Directors relating to the compensation of the Company's executive officers and directors. The Compensation Committee has overall responsibility for evaluating and approving executive officer and director compensation plans and policies. The specific responsibilities and functions of the Compensation Committee are delineated in the charter of the Compensation Committee.

  Compensation Consultant

        The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee. The Compensation Committee did not engage a compensation consultant during the 2012 fiscal year. In fiscal year 2011, the Compensation Committee engaged McDaniel & Associates, Inc. to provide an analysis of the Company's executive officer and non-employee director compensation programs, as well as an analysis of the Company's equity compensation programs. This engagement is described in detail below in the section titled "Committee Process; Compensation Consultant" in the Compensation Discussion and Analysis section of this Proxy Statement.

  Role of Executive Officers

        At the request of the Compensation Committee, the Company's Chief Executive Officer participates in Compensation Committee meetings and recommends levels of compensation for the other NEOs. However, the Compensation Committee makes the final determination regarding the compensation of the NEOs. No other executive officer participates in determining or recommending the amount or form of executive compensation.

  Compensation Committee Interlocks and Insider Participation

        No current member of the Compensation Committee is or has been at any time one of the Company's officers or employees. None of the Company's executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

  Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management, and based on the Compensation Committee's review and discussion with management, the Compensation Committee recommended to the Company's Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

        Members of the Compensation Committee:

                      Bryan C. Cressey
                      Leopold Swergold

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

Objectives of the Company's Executive Compensation Policy

        Introduction.    This Compensation Discussion and Analysis ("CD&A") provides an overview of the Company's executive compensation program, together with a description of the material factors underlying the decisions which resulted in the compensation provided for 2012 to the Company's Executive Chairman, Chief Executive Officer, President, President and Chief Administrative Officer and Executive Vice President and Chief Financial Officer, as presented in the tables which follow this CD&A. This CD&A contains statements regarding certain performance targets and goals the Company has used or may use to determine appropriate compensation. These targets and goals are disclosed in the limited context of the Company's compensation program and should not be understood to be statements of management's expectations or estimates of financial results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

        Compensation Philosophy.    The Company's compensation philosophy for NEOs is designed with the primary goals of rewarding the contributions of NEOs to the Company's financial performance and providing overall compensation sufficient to attract and retain highly skilled NEOs who are properly motivated to contribute to the Company's financial performance. The Company generally seeks to achieve its goals with respect to the NEOs' compensation by implementing and maintaining incentive plans for such executive officers that tie a substantial portion of each NEO's overall compensation to pre-determined financial goals relating to the Company's return on equity and earnings per share. The Compensation Committee also grants the NEOs restricted stock awards from time to time which, subject to limited exceptions, require the NEO's continued employment for a minimum of three years prior to vesting.

        Committee Process; Compensation Consultant.    The Compensation Committee meets as often as necessary to perform its duties and responsibilities. During 2012, the Compensation Committee met five times. The Compensation Committee's meeting agenda is normally established by the Company's Chief Executive Officer in consultation with the chairman and members of the Compensation Committee. Members of the Compensation Committee receive the agenda and related materials in advance of each meeting. Depending on the meeting's agenda, such materials may include financial reports regarding the Company's performance, reports on achievement of individual and Company objectives and information regarding the Company's compensation programs.

        The Compensation Committee periodically reviews overall compensation levels to ensure that performance-based compensation represents a sufficient portion of total compensation to promote and reward executive officers' contributions to the Company's performance. Both members of the Compensation Committee have extensive experience in the healthcare industry, including a focus on structuring appropriate executive compensation for healthcare companies. In setting the compensation for the NEOs, the Compensation Committee members draw on their collective experience in the healthcare industry and knowledge of investors' goals and do not engage in benchmarking.

        The Compensation Committee did not engage a compensation consultant during the 2012 fiscal year. The Compensation Committee did engage a compensation consultant, McDaniel & Associates, Inc. ("McDaniel"), during fiscal year 2011 to provide information about executive officer and non-employee director compensation for comparable companies within the Company's industry. In preparing this information, McDaniel reviewed compensation information from the Towers/Watson Healthcare Management Compensation Survey (for those organizations in the healthcare sector with annual revenue ranging between $1 billion and $5 billion—median annual revenue for the surveyed companies was $2.8 billion) and the Integrated Healthcare Strategies Executive Compensation Report (for healthcare companies with revenues ranging between $1 billion and $3 billion—median revenues for the surveyed companies was $1.9 billion). McDaniel also reviewed publicly available compensation information from 17 companies in the healthcare facilities and services business with revenues ranging between $900 million and $5 billion (median revenue was $1.9 billion) and market capitalization ranging between $615 million and $3.6 billion (median market capitalization was $1.8 billion). These 17 companies include:

Amedisys, Inc.	Emeritus Corp.	Mednax, Inc.
Brookdale Senior Living, Inc.	Gentiva Health Services, Inc.	Rehabcare Group
Catalyst Health Solutions, Inc.	Health Management Associates, Inc.	Res-Care, Inc.
Chemed Corp.	Healthsouth Corp.	Sunrise Senior Living, Inc.
Community Health Systems, Inc.	Lifepoint Hospitals, Inc.	Team Health Holdings, Inc.
Emergency Medical Services Corp.	Lincare Holdings, Inc.

        The information prepared by McDaniel revealed that our executive officers (including executives who are not NEOs) received base salary and target bonus opportunities in the aggregate at or near the median of the companies reviewed. In addition, our executive officers were eligible for maximum bonus opportunities in the aggregate that were above the median of the companies reviewed and received equity compensation in the aggregate below the median of the companies reviewed.

        At its December 15, 2011 meeting, the Compensation Committee considered the information prepared by McDaniel in making the following changes to NEO compensation for fiscal year 2012:

  •
  Base Salary: Mr. Rocco A. Ortenzio's base salary was increased to $950,000; Mr. Robert A. Ortenzio's base salary was increased to $995,000; Ms. Rice's base salary was increased to $900,000; Mr. Chernow's base salary was increased to $740,000; and Mr. Jackson's base salary was increased to $600,000.

  •
  Annual Bonus Opportunity: Messrs. Chernow's and Jackson's target and maximum bonus opportunities for the 2012 fiscal year were increased to 80% of base salary and 200% of base salary, respectively; and Mr. Robert A. Ortenzio's target and maximum bonus opportunities for the 2012 fiscal year were increased to 100% of base salary and 250% of base salary, respectively.

        The Compensation Committee believes that these base salary increases were appropriate because Messrs. Rocco A. Ortenzio and Robert A. Ortenzio and Ms. Rice had not received any base salary increases since April 1, 2009, Mr. Jackson had not received a base salary increase since August 28, 2010 and Mr. Chernow's base salary was still set at his initial hire rate. In addition, the Compensation Committee determined that it was appropriate to bring the bonus opportunities for Messrs. Chernow and Jackson in line with the bonus opportunities for the other NEOs (other than our chief executive officer), as well as to accurately reflect their roles and level of responsibility in the Company. The Compensation Committee decided to increase the bonus opportunities for Mr. Robert A. Ortenzio to better reflect his role as our chief executive officer and the level of his responsibilities compared to our other NEOs. The Compensation Committee believes that, after considering the compensation information prepared by McDaniel, the base salary and bonus opportunity increases for our NEOs make their total compensation package competitive within our industry.

        The Compensation Committee did not engage in any benchmarking or otherwise attempt to set compensation levels within a specific range of any of the companies identified by McDaniel. Instead, the base salary and bonus opportunity adjustments were determined by the Compensation Committee using its collective experience in the healthcare industry.

        Role of Chief Executive Officer in Compensation Decisions.    At the request of the Compensation Committee, the Company's Chief Executive Officer participates in Compensation Committee meetings and recommends levels of compensation for the other NEOs. However, the Compensation Committee makes the final determination regarding the compensation of the NEOs.

  Risk Assessment.

        The Compensation Committee meets periodically each fiscal year to review the Company's executive compensation policies and programs to ensure that they are appropriate. The Compensation Committee also determines each year whether incentive compensation will be awarded to the Company's non-executive employees. After considering the various forms of compensation paid to the Company's employees, the Compensation Committee has concluded that the Company's compensation policies and programs are not reasonably likely to have a material adverse effect on the Company. This conclusion is based on the following factors:

  •
  A majority of the Company's employees do not receive any performance-based compensation;

  •
  A significant portion of the compensation paid to the Company's employees who are eligible to receive performance-based compensation consists of base salary, which is not dependent upon the Company's performance;

  •
  The Company's bonus program for executive officers includes safeguards that reduce the incentive to engage in risky behavior. For example, the Company's Executive Bonus Plan limits the amount of bonus compensation that participants may receive (regardless of how well the Company performs) and provides the Compensation Committee with the discretion to reduce the bonus awards otherwise payable to participants thereunder; and

  •
  The Company's executive officers currently own, and historically have owned, a significant percentage of the outstanding common stock of the Company. Such ownership interest reduces the incentive for the Company's executive officers to engage in actions designed to achieve only short-term results.

  Consideration of Stockholder Advisory Vote on Executive Compensation

        In determining and approving the compensation of our NEOs, the Compensation Committee monitors the results of the Company's annual advisory vote on executive compensation. The Company's stockholders overwhelmingly approved our executive compensation program at our last annual meeting (132,129,707 votes for approval, 2,140,135 votes against, 726,872 abstentions and 3,052,252 broker non-votes). Although this vote is non-binding, the Compensation Committee viewed this unequivocal endorsement of our executive compensation decisions and policies as an additional factor supporting the Compensation Committee's conclusion that our existing approach to executive compensation has been successful for the Company.

Elements of Compensation

        Executive compensation for any Company fiscal year generally consists of a combination of the following elements, each of which is discussed in further detail in the sections that follow:

  •
  Base Salary;

  •
  Annual Performance-Based Bonuses;

  •
  Equity Compensation;

  •
  Perquisites and Personal Benefits; and

  •
  General Benefits.

        In addition to the compensation components listed above, each of the NEOs is party to either an employment agreement or a change in control agreement with Select that provides for post-employment severance payments and benefits in the event of employment termination under certain circumstances.

        In determining the different elements of compensation to provide to the NEOs in any given year, the Compensation Committee does not adhere to a specific allocation between short-term and long-term compensation, or between cash and non-cash compensation. Instead, the Compensation Committee determines the elements of NEO compensation for any given year in a manner designed to further its goals of rewarding strong financial performance, providing overall compensation opportunities that are sufficient to attract and retain highly skilled NEOs and ensuring that our NEO's interests are aligned with those of our stockholders. This may result in the NEOs receiving all cash compensation in some years (through base salary and annual performance-based bonuses) and a combination of cash and equity compensation in other years (through base salary, annual performance-based bonuses and long-term equity awards).

Base Salary

        Base salaries are provided to the NEOs to compensate them for services rendered during the year. Consistent with the Company's philosophy of placing increasing emphasis on performance-based compensation, the Compensation Committee sets the base salaries for the NEOs at levels which it believes are competitive for the healthcare industry when combined with the Company's incentive programs. The Compensation Committee periodically reviews base salaries for the NEOs. As described above in the section titled "Committee Process; Compensation Consultant," in December 2011, the Compensation Committee approved increases to the annual base salary for each NEO effective January 1, 2012.

2012 Named Executive Officer Annual Performance-Based Bonuses

        Annual cash bonuses are included as part of the executive compensation program because the Compensation Committee believes that a significant portion of each NEO's compensation should be contingent on the Company's financial performance. Accordingly, the Company has historically maintained a bonus plan under which NEOs are eligible to receive annual cash bonuses based upon the achievement of specific performance measures.

        For the 2012 fiscal year, each of the NEOs participated in the Company's Executive Bonus Plan (the "Executive Bonus Plan"). The Executive Bonus Plan was implemented to provide the Compensation Committee with the discretion to grant bonus compensation to the Company's NEOs that can qualify as "performance-based compensation" under Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"). Compensation that qualifies as "performance-based compensation" is not subject to the $1 million cap on deductibility imposed by Section 162(m). The Compensation Committee also retains discretion to grant bonus compensation to the NEOs and other employees of the Company outside of the Executive Bonus Plan.

        Under the terms of the Executive Bonus Plan, eligible employees, including the NEOs, may earn bonus compensation based on the achievement of pre-determined performance goals, such as earnings per share, return on equity, return on assets, sales, stock price and operating income. In connection with establishing the performance goals for each performance period, the Compensation Committee will determine the amount of bonus compensation that may be paid to participants upon the achievement of the relevant performance goals. The amount of any compensation paid under the terms of the Executive Bonus Plan is limited to $2.5 million. In addition, the Compensation Committee may decrease each participant's bonus award under the Executive Bonus Plan in its sole discretion. In the event that a participant earns a bonus under the Executive Bonus Plan, such bonus will be paid either in cash or in shares of restricted stock under the Company's equity compensation plans.

        Consistent with prior years, NEO bonuses for the 2012 fiscal year were based on the Company's achievement of specified levels of earnings per share and return on equity. The Compensation Committee selected earnings per share and return on equity as the performance measures for 2012 bonuses because the Compensation Committee believes that each of these metrics is directly related to the creation of stockholder value. For 2012, the Compensation Committee established target and maximum earnings per share levels of $0.899 and $0.989, respectively, and established target and maximum return on equity levels of 13.7% and 14.39%, respectively.

        The Compensation Committee approved the following performance matrix to calculate NEO bonuses for the 2012 fiscal year:

	Return on Equity
Earnings Per Share	13.43%	13.56%	13.7%	13.84%	13.97%	14.11%	14.25%	14.39%
$.872	50%	60%	70%	80%	90%	100%	110%	120%
$.881	60%	70%	80%	90%	100%	110%	120%	130%
$.890	70%	80%	90%	100%	110%	120%	130%	140%
$.899	80%	90%	100%	110%	120%	130%	140%	150%
$.908	90%	100%	110%	120%	130%	140%	150%	160%
$.917	100%	110%	120%	130%	140%	150%	160%	170%
$.926	110%	120%	130%	140%	150%	160%	170%	180%
$.935	120%	130%	140%	150%	160%	170%	180%	190%
$.944	130%	140%	150%	160%	170%	180%	190%	200%
$.953	140%	150%	160%	170%	180%	190%	200%	210%
$.962	150%	160%	170%	180%	190%	200%	210%	220%
$.971	160%	170%	180%	190%	200%	210%	220%	230%
$.980	170%	180%	190%	200%	210%	220%	230%	240%
$.989	180%	190%	200%	210%	220%	230%	240%	250%

        Pursuant to this performance matrix, if both threshold earnings per share ($0.872) and threshold return on equity (13.43%) were not achieved, then no NEO would receive a bonus for the 2012 fiscal year. If, however, the threshold level of performance was achieved for both earnings per share and return on equity, then the NEOs would receive a bonus equal to the percentage of their target bonus that corresponds with the Company's actual earnings per share and return on equity, as set forth on the performance matrix. For example, if earnings per share was $0.908 and return on equity was 13.84%, then each NEO would receive a bonus equal to 120% of his or her target bonus.

        As described above in the section titled "Committee Process; Compensation Consultant," after reviewing the compensation information prepared by McDaniel and examining Mr. Robert A. Ortenzio's overall compensation opportunities, the Compensation Committee determined that it was appropriate to increase his target and maximum bonus opportunities to better reflect his role as our chief executive officer and the level of his responsibilities.

        For 2012, the target and maximum bonus opportunities for each of the NEOs is set forth in the table below (expressed as a percentage of the NEOs' rate of base salary in effect on January 1, 2012).

Named Executive Officer	Target Bonus	Maximum Bonus
Rocco A. Ortenzio	80%	200.0%
Robert A. Ortenzio	100%	250.0%
Patricia A. Rice	80%	200.0%
David S. Chernow	80%	200.0%
Martin F. Jackson	80%	200.0%

        In determining the level of the Company's performance for purposes of awarding 2012 bonuses to the NEOs, the Compensation Committee, as required by the terms of the Executive Bonus Plan, calculated the Company's return on equity and earnings per share. Accordingly, for 2012, the Company achieved earnings per share of $1.05 and the Company's return on equity was 20.58%. Based on such performance, Messrs. Rocco A. Ortenzio and Robert A. Ortenzio, Ms. Rice and Messrs. Chernow and Jackson received bonuses of $1,900,000, $2,487,500, $1,800,000, $1,480,000 and $1,200,000, respectively, as set forth in the "non-equity incentive plan compensation" column of the Summary Compensation Table.

        As described below in Proposal 4, on February 20, 2013, the Board approved an amendment and restatement of the Executive Bonus Plan and renamed it the "Select Medical Holdings Corporation

Amended and Restated Executive Bonus Plan" (the "Amended and Restated Executive Bonus Plan"). The Amended and Restated Executive Bonus Plan is very similar to the Executive Bonus Plan, but the maximum award payable thereunder has been increased to $4,000,000 (without any separate limit based on a percentage of the participant's base salary). Each of the NEOs will be eligible to participate in the Amended and Executive Restated Bonus Plan for 2013. A summary of the Amended and Restated Executive Bonus Plan is provided on page 35 of this Proxy Statement (and a copy of such plan is included as Exhibit A).

Equity Compensation

        2012 Annual Awards.    At the 2011 Annual Meeting, the Company's stockholders approved the Select Medical Holdings Corporation 2011 Equity Incentive Plan (the "2011 Equity Plan"), which the Company currently maintains. The 2011 Equity Plan was established to provide certain employees of the Company and its subsidiaries (including the NEOs) with incentives to help align those employees' interests with the interests of the Company's stockholders. Awards under the 2011 Equity Plan may be in the form of restricted stock, non-qualified stock options and incentive stock options.

        The Company previously maintained the Select Medical Holdings Corporation 2005 Equity Inventive Plan, as amended (the "2005 Equity Plan"). Other than the initial hire grant of restricted stock awarded to Mr. Chernow (as described below), all awards granted under the 2005 Equity Plan to the NEOs became fully vested on or before February 24, 2010. In addition, as described below on the Outstanding Equity Awards at Fiscal Year End table, as of the date of this Proxy Statement, Mr. Chernow holds certain unvested stock option awards granted under the Select Medical Holdings Corporation 2005 Equity Incentive Plan for Non-Employee Directors (the "2005 Director Plan") in respect of his service as a member of the Board of Directors. Following the approval of the 2011 Equity Plan, the Company terminated the 2005 Equity Plan with respect to the grant of new awards.

        On October 30, 2012, the Compensation Committee awarded four of the NEOs restricted shares of common stock under the 2011 Equity Plan. The number of restricted shares awarded to such NEOs is set forth in the table below. Such shares will vest in full on October 30, 2015, subject to the NEO's continued employment on such date. Pro-rata vesting is provided in the event that a NEO's employment is terminated prior to October 30, 2015 due to death, disability or following a change in control.

Name of Executive	Shares of Restricted Stock Granted
Rocco A. Ortenzio	50,000
Robert A. Ortenzio	100,000
Patricia A. Rice	45,000
Martin F. Jackson	35,000

        In making such restricted stock grants, the Compensation Committee considered that the annual long-term equity award opportunities for Messrs. Rocco A. Ortenzio, Robert A. Ortenzio and Jackson and Ms. Rice were well below the annual long-term equity award opportunities for their counterparts at comparable companies. Based on the foregoing, the Compensation Committee concluded that restricted stock awards for such NEOs were necessary to ensure that they are adequately incentivized and that their long-term interests are properly aligned with those of our stockholders. The Compensation Committee determined that Mr. Chernow's 2010 restricted stock grant made at the time of his initial hire provided a sufficient level of incentive and adequately aligned his long-term interests with those of our stockholders. Accordingly, Mr. Chernow did not receive a 2012 restricted stock grant.

        2012 Dividend.    On December 12, 2012, the Company paid a dividend of $1.50 on each outstanding share of Common Stock. Pursuant to the terms of the 2005 Equity Plan, such dividend was paid to each holder of unvested shares of restricted stock with respect to such shares. In addition, the 2011 Equity Plan was interpreted by the Compensation Committee to treat the payment of dividends on unvested shares of restricted stock in the same manner as under the 2005 Equity Plan. Accordingly, the NEOs received the following cash dividends on their unvested shares of restricted stock (in addition to any dividends received on other shares of common stock):

Name of Executive	Dividends Paid on Unvested Shares of Restricted Stock ($)
Robert A. Ortenzio	300,000
Rocco A. Ortenzio	150,000
Patricia A. Rice	135,000
David S. Chernow	1,500,000
Martin F. Jackson	105,000

        In accordance with the terms of the 2005 Equity Plan and the 2011 Equity Plan, the cash dividends so received are not subject to any vesting or forfeiture requirements.

Perquisites and Other Personal Benefits

        The Company provides NEOs with perquisites and other personal benefits that it and the Compensation Committee believe are reasonable and consistent with the Company's overall compensation program to better enable the Company to attract and retain highly skilled NEOs. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.

        Use of Company Aircraft.    The primary perquisite and personal benefit the NEOs are currently provided is the personal use of the Company's aircraft at the Company's expense. In recognition of their contributions to the Company, Messrs. Rocco A. Ortenzio and Robert A. Ortenzio and Ms. Rice are entitled to use the Company's aircraft for personal reasons and may be accompanied by friends and family members. Messrs. Rocco A. Ortenzio and Robert A. Ortenzio and Ms. Rice must recognize taxable compensation for the value of the personal use of the Company's aircraft by themselves and their friends and family members. Mr. Chernow and Mr. Jackson may use the Company's aircraft in connection with a personal emergency or bereavement matter with the prior approval of the Company's Executive Chairman or Chief Executive Officer.

        Physical Examination.    The Company offers full reimbursement for the costs associated with an annual comprehensive physical exam for the NEOs, including travel and accommodations, so that a NEO who makes use of the Company's physical exam benefit can be evaluated and receive diagnostic and preventive medical care.

        Taxes.    As described below under the heading "Potential Payments Upon Termination or Change in Control," each NEO is entitled to a tax gross up payment in the event that any change in control payments which they are entitled to receive constitute "excess parachute payments" within the meaning of Section 280G of the Code. The Company believes that this benefit is appropriate to ensure that, in the event of a change in control, the NEOs are focused on maximizing stockholder value.

        Attributed costs of the perquisites and personal benefits described above for the NEOs for the fiscal year ended December 31, 2012, are included in the "Summary Compensation Table," below.

General Benefits

        The NEOs are also eligible to participate in the Company's group health and dental plans, including short term and long term disability, life insurance (at an amount equal to 100% of base salary), and the Company's 401(k) plan on the same terms and conditions as those plans are available to the Company's employees generally.

Employment Agreements

        It is the Company's general philosophy that all of the Company's employees should be "at will" employees, thereby allowing both the Company and the employee to terminate the employment relationship at any time and without restriction or financial obligation. However, in certain cases, the Company has determined that, as a retention device and a means to obtain non-compete arrangements, employment agreements and change in control agreements are appropriate.

        Messrs. Rocco A. Ortenzio and Robert A. Ortenzio and Ms. Rice each entered into an employment agreement with Select on March 1, 2000. Each of these employment agreements provides for a three-year term which is automatically extended for an additional year on each anniversary of the effective date of the employment agreement, thereby causing the agreements to have a three-year term as of each anniversary of the effective date. Either Select or the executive may elect to not extend the term of the employment agreement by providing advance written notice of non-renewal to the other party. These employment agreements also prohibit the executives from (i) participating in any business that competes with Select or any of its affiliates within a 25 mile radius of any of Select's or its affiliates' hospitals or outpatient rehabilitation clinics during employment and for two years thereafter, and (ii) soliciting any of Select's employees for one year after the termination of his or her employment.

        Mr. Chernow entered into an employment agreement with Select on September 13, 2010. Mr. Chernow's employment agreement provides for a three-year term which is automatically extended for successive one-year periods beginning on the third anniversary of the effective date of the employment agreement. Either Select or Mr. Chernow may elect to not extend the term of the employment agreement by providing advance written notice of non-renewal to the other party. Mr. Chernow's employment agreement also prohibits him from, during employment and for the two-year period thereafter, (i) participating in any business that competes with Select or any of its affiliates within a 50 mile radius of any of Select's or its affiliates' facilities or the facilities of any customer in which or to whom Mr. Chernow provided services during the twelve-month period prior to his termination, and (ii) soliciting any of Select's or its affiliates' employees, clients or customers.

        The employment agreements for Messrs. Rocco A. Ortenzio, Robert A. Ortenzio and Chernow and Ms. Rice also provide for certain severance benefits in the event of a termination of employment, as described below under the section titled "Potential Payments upon Termination or Change in Control."

        Mr. Jackson is an employee-at-will, and accordingly, elements of his annual compensation are subject to review and adjustment by the Compensation Committee. However, Mr. Jackson is a party to a change in control agreement with Select that provides for severance upon his termination of employment in connection with a change in control, as described below in the section titled "Potential Payments upon Termination or Change in Control."

        The terms of each of these agreements, including the severance benefits that may be payable under these agreements, are described below more fully in the section titled "Potential Payments upon Termination or Change in Control."

Rocco A. Ortenzio

        Select and Mr. Rocco A. Ortenzio, the Company's co-founder, are parties to an employment agreement, dated as of March 1, 2000, as subsequently amended. Pursuant to the terms of his employment agreement, Mr. Rocco A. Ortenzio's annual base salary was initially set at $800,000, subject to adjustment by the Company. Mr. Rocco A. Ortenzio's annual base salary was subsequently adjusted upward by the Company on multiple occasions and was last adjusted to $950,000 effective January 1, 2012. Mr. Rocco A. Ortenzio is also eligible for bonus compensation under his employment agreement. However, the Executive Bonus Plan, described in the CD&A section above, is the primary mechanism for determining bonus compensation from the Company for Mr. Rocco A. Ortenzio.

Robert A. Ortenzio

        Select and Mr. Robert A. Ortenzio, the Company's co-founder, are parties to an employment agreement, dated as of March 1, 2000, as subsequently amended. Pursuant to the terms of his employment agreement, Mr. Robert A. Ortenzio's annual base salary was initially set at $800,000, subject to adjustment by the Company. Mr. Robert A. Ortenzio's annual base salary was subsequently adjusted upward by the Company on multiple occasions and was last adjusted to $995,000 effective January 1, 2012. Mr. Robert A. Ortenzio is also eligible for bonus compensation under his employment agreement. However, the Executive Bonus Plan, described in the CD&A section above, is the primary mechanism for determining bonus compensation from the Company for Mr. Robert A. Ortenzio.

Patricia A. Rice

        Select and Ms. Rice are parties to an employment agreement, effective as of March 1, 2000, as subsequently amended. Pursuant to the terms of her employment agreement, Ms. Rice served as the Company's President and Chief Operating Officer until December 31, 2011, at which time she relinquished her title as Chief Operating Officer of the Company. Ms. Rice still serves as the Company's President. Ms. Rice was initially entitled to an annual base salary of $500,000 under the terms of her employment agreement, subject to adjustment by the Company. Ms. Rice's annual base salary was subsequently adjusted upward by the Company on multiple occasions and was last adjusted to $900,000 effective January 1, 2012. Ms. Rice is also eligible for bonus compensation under her employment agreement. However, the Executive Bonus Plan, described in the CD&A section above, is the primary mechanism for determining bonus compensation from the Company for Ms. Rice. Pursuant to an amendment to her employment agreement, Ms. Rice may use her office in Mechanicsburg, Pennsylvania and/or her home offices in Nicholasville or Lexington, Kentucky and St. Petersburg, Florida in carrying out her duties to the Company.

David S. Chernow

        Select and Mr. Chernow entered into an employment agreement on September 13, 2010 in connection with his acceptance of the Company's offer of employment. Pursuant to the terms of his employment agreement, Mr. Chernow's annual base salary was initially set at $640,000, subject to adjustment by the Company. Mr. Chernow's base salary was last adjusted by the Company to $740,000 effective January 1, 2012. Mr. Chernow is also eligible to receive bonus compensation, annual or otherwise, in an amount to be determined by the Board of Directors in its sole discretion. However, the Executive Bonus Plan, described in the CD&A section above, is the primary mechanism for determining bonus compensation from the Company for Mr. Chernow.

Tax and Accounting Considerations

        The Company considers tax and accounting implications in determining all elements of its compensation programs. Section 162(m) generally denies a deduction to any publicly held corporation for compensation (other than qualified performance-based compensation) exceeding $1,000,000 paid in a taxable year to the chief executive officer or any one of the next three most highly compensated officers (other than the chief financial officer) reported in the "Summary Compensation Table" below. The Compensation Committee considers the impact of this deductibility limit on the compensation that it intends to award, and attempts to structure compensation such that it is deductible if it determines that doing so is appropriate and consistent with the Company's executive compensation program. However, while the Compensation Committee is cognizant of the applicable requirements for qualified performance-based compensation, it may exercise its discretion to award compensation that does not meet such requirements when it considers it appropriate to do so.

        When establishing executive compensation, the Compensation Committee considers the effect of various forms of compensation on the Company's financial results. In particular, the Compensation Committee considers the potential impact, on current and future financial results, of all equity compensation that it approves.

Summary Compensation Table

        This Summary Compensation Table summarizes the total compensation earned by each NEO for each of the 2012, 2011 and 2010 fiscal years.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Rocco A. Ortenzio	2012	950,000	537,500	1,900,000	244,876	3,632,376
Executive Chairman	2011	848,720	428,500	1,697,440	78,895	3,053,555
	2010	848,720	—	—	101,666	950,386
Robert A. Ortenzio	2012	995,000	1,075,000	2,487,500	338,837	4,896,337
Chief Executive Officer	2011	848,720	857,000	1,697,440	38,089	3,441,249
	2010	848,720	—	—	39,087	887,807
Patricia A. Rice	2012	900,000	483,750	1,800,000	385,490	3,569,240
President	2011	800,000	385,650	1,600,000	288,906	3,074,556
	2010	800,000	—	—	233,983	1,033,983
David S. Chernow	2012	740,000	—	1,480,000	1,503,750	3,723,750
President and Chief Administrative Officer	2011 2010	640,000 172,308	— 7,480,000	1,040,000 —	24,407 241,330	1,704,407 7,893,638
Martin F. Jackson	2012	600,000	376,250	1,200,000	108,750	2,285,000
Executive Vice President and	2011	480,000	299,950	600,000	3,675	1,383,625
Chief Financial Officer	2010	432,400	—	—	3,675	436,075

(1)
The dollar amounts reported in this column represent the grant date fair value calculated according to Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC 718") of restricted stock awards granted in the applicable fiscal year. See Note 9 to the Consolidated Financial Statements included in the Annual Report for a discussion of the relevant assumptions used in calculating value pursuant to ASC 718.

(2)
The amounts reported in this column for 2012 represent the bonuses earned by each NEO in respect of the 2012 fiscal year, as described above in the section titled "2012 Named Executive Officer Annual Performance-Based Bonuses." The amounts reported in this column for 2011 represent the bonuses earned by each NEO in respect of the 2011 fiscal year.

(3)
The items reported in this column for 2012 are described in the "All Other Compensation" table below.

All Other Compensation

Named Executive Officer	Year	401(k) Matching Contributions ($)	Personal Use of Aircraft ($)	Executive Physical ($)	Dividends Paid on Unvested Shares of Restricted Stock ($)	Total ($)
Rocco A. Ortenzio	2012	—	94,876	—	150,000	244,876
Robert A. Ortenzio	2012	3,750	31,903	3,184	300,000	338,837
Patricia A. Rice	2012	3,750	242,582	4,158	135,000	385,490
David S. Chernow	2012	3,750	—	—	1,500,000	1,503,750
Martin F. Jackson	2012	3,750	—	—	105,000	108,750

Grants of Plan-Based Awards

					All Other Stock Awards: Number of Shares of Stock or Units (#)(2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Rocco A. Ortenzio	—	—	760,000	1,900,000	—	—
	10/30/2012	—	—	—	50,000	537,500
Robert A. Ortenzio	—	—	995,000	2,487,500	—	—
	10/30/2012	—	—	—	100,000	1,075,000
Patricia A. Rice	—	—	720,000	1,800,000	—	—
	10/30/2012	—	—	—	45,000	483,750
David S. Chernow	—		592,000	1,480,000	—	—
Martin F. Jackson	—	—	480,000	1,200,000	—	—
	10/30/2012	—	—	—	35,000	376,250

(1)
Amounts reported in these columns represent the target and maximum bonus opportunities for the NEOs with respect to the 2012 fiscal year. The actual bonuses earned by the NEOs in respect of the 2012 fiscal year are described above in the Section titled "2012 Named Executive Officer Performance-Based Bonuses."

(2)
The amounts reported in this column represent the restricted stock awards granted to the NEOs under the 2011 Equity Plan on October 30, 2012, as described above in the Section titled "Equity Compensation."

(3)
The amounts reported in this column represent the grant date value of the restricted stock awards granted to the NEOs under the 2011 Equity Plan on October 30, 2012, which equals the number of shares granted to the NEO, multiplied by the closing price of our common stock on the last trading day prior to such grant ($10.75).

Outstanding Equity Awards at Fiscal Year End

	Option Awards(1)						Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(6)
Rocco A. Ortenzio	10/30/2012	—	—		—	—	50,000	(3)	471,500
	12/15/2011	—	—		—	—	50,000	(4)	471,500
Robert A. Ortenzio	10/30/2012	—	—		—	—	100,000	(3)	943,000
	12/15/2011	—	—		—	—	100,000	(4)	943,000
Patricia A. Rice	10/30/2012	—	—		—	—	45,000	(3)	424,350
	12/15/2011	—	—		—	—	45,000	(4)	424,350
Martin F. Jackson	10/30/2012	—	—		—	—	35,000	(3)	330,050
	12/15/2011	—	—		—	—	35,000	(4)	330,050
David S. Chernow	9/13/2010	—	—		—	—	1,000,000	(5)	9,430,000
	8/12/2009	1,800	1,200	(7)	10.00	8/11/2019	—		—
	8/20/2008	2,400	600	(8)	10.00	8/19/2018	—		—

(1)
All option awards were granted to Mr. Chernow under the 2005 Directors Plan.

(2)
All stock awards were granted to Mr. Chernow under the 2005 Equity Plan. All other stock awards were granted under the 2011 Equity Plan.

(3)
Subject to the respective executive officer's continued employment on the vesting date, these shares of restricted stock will vest on October 30, 2015. In addition, these shares of restricted stock are subject to accelerated vesting in certain events, as described below in the section titled "Potential Payments upon Termination or Change in Control."

(4)
Subject to the respective executive officer's continued employment on the vesting date, these shares of restricted stock will vest on December 15, 2014. In addition, these shares of restricted stock are subject to accelerated vesting in certain events, as described below in the section titled "Potential Payments upon Termination or Change in Control."

(5)
Subject to Mr. Chernow's employment on the applicable vesting date, 250,000 of these shares of restricted stock will vest on each of September 13, 2013, September 13, 2014, September 13, 2015 and September 13, 2016. In addition, these shares of restricted stock are subject to accelerated vesting in certain events, as described below in the section titled "Potential Payments upon Termination or Change in Control."

(6)
Represents the value of unvested shares of restricted stock as of December 31, 2012, based on the closing market price of our common stock on that date ($9.43 per share).

(7)
Subject to Mr. Chernow's continued service on the applicable vesting date, 600 of these options will vest and become exercisable on each of August 12, 2013 and August 12, 2014. In addition, these options are subject to accelerated vesting in certain events, as described below in the section titled "Potential Payments upon Termination or Change in Control."

(8)
Subject to Mr. Chernow's continued service on the applicable vesting date, these options will vest and become exercisable on August 20, 2013. In addition, these options are subject to accelerated vesting in certain events, as described below in the section titled "Potential Payments upon Termination or Change in Control."

Option Exercises and Stock Vested

	Option Awards
Name	Date of Exercise	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
David S. Chernow	9/7/2012	3,000	6,660
	9/7/2012	3,000	6,660
	9/7/2012	6,000	43,320

(1)
This column represents the product of (x) the number of shares received on exercise, multiplied by (y) the fair market value of one share at the time of exercise, less the per share exercise price of the option.

Potential Payments upon Termination or Change in Control

        Each of our NEOs may be entitled to certain payments upon termination of employment or a change in control, as described below.

Termination of Employment Not in Connection with a Change in Control

        Pursuant to the employment agreements between Select and Messrs. Robert A. Ortenzio and Rocco A. Ortenzio and Ms. Rice, upon a termination of employment by Select without cause (other than due to death or disability) or by the executive officer for good reason, and except with respect to certain terminations in connection with a change in control (as described below), each such NEO is entitled to receive (i) immediate vesting of any unvested stock options outstanding prior to such termination of employment, (ii) a pro-rated bonus for the year of termination (based on actual performance if performance goals have been established for such year) and (iii) an amount equal to the base salary he or she would have received over the remainder of the employment term had no such termination occurred, with such amount to be paid in installments for the remainder of the term of the executive's employment agreement, beginning on the six-month anniversary of such termination of employment. As a condition to receiving such payments, each such executive must execute a release of claims.

        Pursuant to the employment agreement between Select and Mr. Chernow, upon his termination by Select without cause (other than by reason of death or disability or in connection with a change in control), Mr. Chernow is entitled to receive twelve months of continued base salary, with such payments to begin on the Company's first payroll date of the seventh month following the date of such termination (provided that such first payment will include an amount equal to Mr. Chernow's base salary for the period from the date of such termination to the first regular payroll date of the seventh month following such termination). As a condition to receiving such payments, Mr. Chernow must execute a release of claims.

        The employment agreements, other than the employment agreement between Select and Mr. Chernow, also entitle the executive officers to receive salary continuation through insurance in the event of a termination of employment by reason of disability. Such salary continuation is at the rate of 100% of base salary for Mr. Rocco A. Ortenzio and 50% of base salary for each of Mr. Robert A. Ortenzio and Ms. Rice. In addition, such salary continuation is payable for a period of up to ten years, subject to earlier termination if the executive becomes physically able to resume employment in an occupation consistent with his or her education, training and experience.

        Pursuant to the restricted stock agreement entered into with Mr. Chernow on September 13, 2010, in the event that Mr. Chernow's employment terminates due to death or disability, a pro-rata portion of the next tranche of such restricted stock that is scheduled to vest will become vested and the remaining restricted stock will be forfeited. Pursuant to the restricted stock awards granted to Messrs. Rocco Ortenzio, Robert Ortenzio and Jackson and Ms. Rice on each of October 30, 2012 and December 15, 2011, a pro-rata portion of the awards will vest in the event of a termination of employment prior to the vesting date of the award as a result of death or disability. All other unvested restricted stock held by the NEOs will be forfeited upon their termination of employment with the Company for any reason (except as otherwise provided below in the Section titled "Change in Control").

        For purposes of the employment agreements, "cause" is generally defined as (i) the willful and continued failure of the executive to substantially perform his or her duties, (ii) the engaging by the executive in willful or reckless misconduct which is demonstrably and materially injurious to Select, or (iii) the conviction of the executive of a felony involving moral turpitude. In addition, "good reason" is generally defined as (i) the assignment to the executive of any duties inconsistent in any material respect with his or her position, authority, duties or responsibilities, or any other action by Select which results in a material diminution or material adverse change in such position, status, authority, duties or responsibilities, (ii) any failure by Select to comply with its duties to provide the executive with compensation and benefits, (iii) a requirement that the executive be based at any office or location other than Mechanicsburg, Pennsylvania or within 25 miles of such location or (iv) any failure by Select to cause its successor to assume its obligations under the employment agreement.

        Set forth in the table below are the amounts that would be payable to each of the NEOs upon termination of employment without cause, for good reason or due to death or disability, and not in connection with a change in control, assuming that such termination occurred on December 31, 2012.

	Without Cause			For Good Reason			Disability		Death
Name	Base Salary ($)	Pro- Rata Bonus ($)(1)	Equity Vesting Value ($)	Base Salary ($)	Pro- Rata Bonus ($)(1)	Equity Vesting Value ($)	Base Salary ($)(2)	Equity Vesting Value ($)(3)	Equity Vesting Value ($)(3)
Rocco A. Ortenzio	3,008,334	1,900,000	—	3,008,334	1,900,000	—	9,500,000	191,033	191,033
Robert A. Ortenzio	3,150,833	2,487,500	—	3,150,833	2,487,500	—	4,975,000	382,066	382,066
Patricia A. Rice	2,850,000	1,800,000	—	2,850,000	1,800,000	—	4,500,000	171,928	171,928
David S. Chernow	740,000	—	—	—	—	—	—	1,806,845	1,806,845
Martin F. Jackson	—	—	—	—	—	—	—	133,727	133,727

(1)
Because the amounts set forth in the table above assume a termination of employment on December 31, 2012, the amounts reported in this column reflect each such NEO's full bonus for the 2012 fiscal year.

(2)
The amount reported in this column represents the applicable amount of salary continuation payable over the ten-year period following the date of termination of employment for disability, subject to termination if the NEO becomes physically able to resume employment.

(3)
With respect to Mr. Chernow, represents the value of 191,606 shares of restricted stock vesting on December 31, 2012, based on the closing price of the common stock on December 31, 2012 ($9.43). The number of shares of restricted stock vesting on such date for Mr. Chernow is determined by multiplying the number of shares of restricted stock scheduled to vest at the next vesting date (250,000), by the ratio of (x) the number of days that elapsed from the date of grant through December 31, 2012 (840) to (y) the number of days in such vesting period (1,096). With respect to Messrs. Rocco A. Ortenzio, Robert A. Ortenzio and Jackson and Ms. Rice, represents the value of 20,258, 40,516, 14,181 and 18,232 shares of restricted stock, respectively, vesting on December 31, 2012, based on the closing price of the common stock on December 31, 2012 ($9.43). The number of shares of restricted stock vesting on such date is determined, with respect to the 2012 stock awards, by multiplying the number of shares of restricted stock granted to each such NEO by the ratio of (x) the number of days that elapsed from the grant date through December 31, 2012 (62) and (y) the total number of days in the vesting period (1,095). The number of shares of restricted stock vesting on such date is determined, with respect to the 2011 stock awards, by multiplying the number of shares of restricted stock granted to each such NEO by the ratio of (x) the number of days that elapsed from the grant date through December 31, 2012 (382) and (y) the total number of days in the vesting period (1,096).

Change in Control

        Messrs. Rocco A. Ortenzio's and Robert A. Ortenzio's and Ms. Rice's employment agreements provide for change in control severance benefits if (i) within the one-year period immediately following a change in control, such executive's employment is terminated by Select without cause or such executive terminates his or her employment for any reason, or (ii) within the six-month period immediately preceding a change in control, such executive's employment is terminated without cause and the terminated executive reasonably demonstrates that his or her termination was at the request of a third party who took steps to effect the change in control. In the event of such a termination of employment, such executives are entitled to receive (i) a pro-rated bonus for the year of termination (based on actual performance if performance goals have been established for such year), (ii) an amount equal to his or her base salary and bonus for the previous three completed calendar years, with such amount to be paid in installments for the remainder of the term of such executive's employment agreement (provided that the first payment shall be made on the first regular payroll date of the seventh month following such termination and shall include the installments that would have otherwise been made during such period), and (iii) immediate vesting of all unvested stock options that were outstanding prior to such termination (with such vesting to occur immediately prior to such change in control).

        Mr. Chernow's employment agreement provides for change in control severance benefits if (i) within the one-year period immediately following a change in control, (1) Mr. Chernow's employment is terminated by Select without cause and other than for death or disability, (2) Mr. Chernow terminates his employment with Select for good reason, (3) Select reduces Mr. Chernow's compensation from that in effect immediately prior to the change in control, or (4) Select requires Mr. Chernow to relocate his principal place of employment to a location anywhere other than Select's principal executive offices in (or within 25 miles of) Mechanicsburg, Pennsylvania, or (ii) within the six-month period immediately preceding a change in control, Mr. Chernow's employment is terminated by Select other than for cause, death or disability and he reasonably demonstrates that his termination was at the request of a third party who took steps to effect the change in control. In the event of a termination of employment described in clause (i), Mr. Chernow is entitled to receive (1) a lump-sum cash payment equal to his base salary plus bonus for the previous three completed calendar years (or equal to three times his average total annual cash compensation for base salary and bonus for his years of service to Select if less than three years) and (2) immediate vesting of all unvested stock options that were outstanding prior to such termination. In the event of a termination described in clause (ii), Mr. Chernow is entitled to receive an amount equal to his base salary plus bonus for the previous three completed calendar years (or equal to three times his average total annual cash compensation for base salary and bonus for his years of service to Select if less than three years), with such amount to be paid in equal installments on each of the Company's regular payroll dates over the twelve (12) month period following such termination; provided that the commencement of such payments shall be delayed until the first payroll date of the seventh month following such termination; provided further that the first payment made shall include the payments that otherwise would be made had the delay described in the preceding clause not been imposed. In addition, all of the restricted stock granted to Mr. Chernow on September 13, 2010, and all of the options granted to Mr. Chernow under the 2005 Directors Plan, will become fully vested

(and exercisable, if applicable) upon the occurrence of a change in control (as defined above in the section titled "Equity Compensation").

        Select has entered into a change in control agreement with Mr. Jackson. This agreement provides that if (i) within a five-year period immediately following a change in control, Select terminates Mr. Jackson without cause, Mr. Jackson terminates his employment because Select reduced his compensation from that in effect prior to the change in control or Select relocates Mr. Jackson's principal place of employment to a location more than 25 miles from Mechanicsburg, Pennsylvania, (ii) within the six-month period immediately following the change in control, Mr. Jackson terminates his employment for good reason or (iii) within the six-month period immediately preceding the change in control, Select terminates Mr. Jackson's employment without cause and he reasonably demonstrates that his termination by Select was at the request of a third party who took steps to effect the change in control, Select is obligated to pay Mr. Jackson, on the first day of the seventh month following such termination, a lump-sum cash payment equal to his base salary plus bonus for the previous three completed calendar years. In addition, in the event of such a termination, all of Mr. Jackson's stock options will become fully vested upon the later of such termination or change in control.

        Each of the restricted stock awards granted to Messrs. Rocco A. Ortenzio, Robert A. Ortenzio and Jackson and Ms. Rice on October 30, 2012 and December 15, 2011 provide that a pro-rata portion of the restricted stock will vest in the event that any such NEO's employment is terminated following a change in control (as defined in the 2011 Equity Plan).

        In addition to the benefits described above, each NEO is entitled to receive a tax gross-up payment in the event that any change in control payments which he or she is entitled to receive constitute "excess parachute payments" within the meaning of Section 280G of the Code. The tax gross-up payment will equal the amount necessary to place the NEO in the same position as if no penalty under Section 4999 of the Code had been imposed on any of the change in control payments, including on the tax gross-up payment.

        For purposes of the agreements with Messrs. Rocco Ortenzio, Robert Ortenzio and Jackson and Ms. Rice, as described above, a "change in control" is generally defined to include: (i) the acquisition by a person or group, other than certain controlling stockholders, of more than 50% of the voting shares of the Company or Select; (ii) during any twelve-month period, the acquisition of at least 33% of the voting shares of the Company or Select; (iii) during any twelve-month period, there is a change in the majority of the Board of Directors of the Company or Select; (iv) a business combination of the Company or Select in which the stockholders of the corporation involved in the business combination cease to own shares representing more than 50% of the voting power of the surviving corporation; or (v) during any twelve-month period, a sale of all or substantially all the assets of the Company or Select, other than to an entity controlled by the stockholders of the selling corporation prior to the sale.

        For purposes of Mr. Chernow's employment agreement, a "change in control" is generally defined to include: (i) the acquisition by a person or group, other than certain controlling stockholders, of more than 50% of the voting shares of the Company or Select; (ii) during any twelve-month period, there is a change in the majority of the Board of Directors of the Company; (iii) a business combination of the Company or Select in which the stockholders of the corporation involved in the business combination cease to own shares representing more than 50% of the voting power of the surviving corporation; or (iv) during any twelve-month period, a sale of all or substantially all the assets of the Company or Select, other than to an entity controlled by the stockholders of the selling corporation prior to the sale.

        For purposes of Mr. Jackson's change in control agreement, "cause" has the same meaning as set forth in the employment agreements for Messrs. Rocco Ortenzio, Robert Ortenzio and Chernow and Ms. Rice, as described above in this section. In addition, generally, Mr. Jackson will have "good reason" to terminate his employment if (i) he makes a good faith determination that, as a result of a change in control, he is unable to perform his services effectively or there is any significant adverse change in his authority or responsibilities, as performed immediately prior to such change in control or (ii) Select's obligations under the change in control agreement are not assumed by the acquiring entity or any of its affiliates.

        Set forth in the table below are the amounts that would be payable to each of the NEOs upon the occurrence of a termination of employment in connection with a change in control, as described above in this section. In addition, the table below sets forth the amounts that would be payable to each of the NEOs upon the occurrence of a change in control. The amounts reported in the table below were calculated assuming that the relevant events occurred on December 31, 2012.

	Termination of Employment					Change in Control
Name	Cash Severance Payment ($)	Pro-Rata Bonus Payment ($)(1)	Equity Vesting Value ($)		Tax Gross-Up Payment ($)	Equity Vesting Value ($)		Tax Gross-Up Payment ($)
Rocco A. Ortenzio	6,244,880	1,900,000	191,033	(2)	—	—		—
Robert A. Ortenzio	6,877,380	2,487,500	382,066	(2)	—	—		—
Patricia A. Rice	5,900,000	1,800,000	171,928	(2)	2,325,098	—		—
David S. Chernow	6,810,000	—	9,430,000	(3)	4,410,565	9,430,000	(3)	1,133,797
Martin F. Jackson	3,360,000	—	133,727	(2)	1,220,107	—		—

(1)
Because the amounts set forth in the table above assume a termination of employment on December 31, 2012, the amounts reported in this column reflect each such NEO's full bonus for the 2012 fiscal year.

(2)
With respect to Messrs. Rocco A. Ortenzio, Robert A. Ortenzio, Ms. Rice and Mr. Jackson, represents the value of 20,258, 40,516, 18,232 and 14,181 shares of restricted stock, respectively, vesting on December 31, 2012, based on the closing price of the common stock on December 31, 2012 ($9.43). The number of shares of restricted stock vesting on such date is determined, with respect to the 2012 stock awards, by multiplying the number of shares of restricted stock granted to each such NEO by the ratio of (x) the number of days that elapsed from the grant date through December 31, 2012 (62) and (y) the total number of days in the vesting period (1,095). The number of shares of restricted stock vesting on such date is determined, with respect to the 2011 stock awards, by multiplying the number of shares of restricted stock granted to each such NEO by the ratio of (x) the number of days that elapsed from the grant date through December 31, 2012 (382) and (y) the total number of days in the vesting period (1,096).

(3)
Represents the value of 1,000,000 shares of restricted stock vesting on December 31, 2012, based on the closing price of the Company's common stock on December 31, 2012 ($9.43). Mr. Chernow's unvested stock options are not assigned any value on the table because the value of the Company's stock on December 31, 2012 was less than the exercise price of each such option.

Director Compensation Table

        The following table shows information concerning the compensation that the Company's non-employee directors earned during the fiscal year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Russell L. Carson(2)	—	—	—
Bryan C. Cressey	65,600	88,800	154,400
James E. Dalton, Jr.	92,600	88,800	181,400
James S. Ely III	80,600	88,800	169,400
William H. Frist, MD	72,000	88,800	160,800
Thomas A. Scully(2)	5,000	—	5,000
Leopold Swergold	87,600	88,800	176,400

(1)
The dollar amounts reported in this column represent the grant date fair market value (calculated in accordance with ASC 718) of stock awards granted during the 2012 fiscal year. See Note 9 to the Consolidated Financial Statements included in the Annual Report for a discussion of the relevant assumptions used in calculating value pursuant ASC 718. As of

  December 31, 2012, the total number of outstanding stock and option awards for each director listed in the table above is set forth below:

(2)
Except for the fees received by Mr. Scully for his service on the Quality of Care and Patient Safety Committee, Messrs. Carson and Scully did not receive any compensation for their services as members of the Board during 2012 because they are affiliated with Welsh, Carson, Anderson & Stowe, and are therefore not independent directors.

Name	Shares Outstanding Subject to Stock Awards (#)	Shares Outstanding Subject to Option Awards (#)
Russell L. Carson	—	—
Bryan C. Cressey	14,500	—
James E. Dalton, Jr.	14,500	18,000
James S. Ely III	14,500	9,000
William H. Frist, MD	17,500	—
Thomas A. Scully	—	—
Leopold Swergold	14,500	9,000

        The Company pays director fees to its independent directors. All directors are reimbursed for the expenses they incur in attending meetings of the Board of Directors or Board committees. In fiscal year 2012, independent directors received cash compensation in the amount of $12,000 per quarter, plus $3,000 per Board meeting attended in person and $600 per Board meeting attended telephonically. In addition, independent directors and Mr. Scully received the following fees for their participation on committees of the Board:

Committee	Compensation for Meetings Attended in Person	Compensation for Meetings Attended Telephonically	Additional Compensation for Committee Chairman
Audit and Compliance Committee	$4,000 ($5,000 if held independent of a Board meeting)	$2,000	$2,000 per meeting attended in person; $1,000 per meeting attended telephonically
Quality of Care and Patient Safety Committee	$2,000 ($3,000 if held independent of a Board meeting)	$1,000	$2,000 per meeting attended in person; $1,000 per meeting attended telephonically
All Other Committees	$1,000 ($2,000 if held independent of a Board meeting)	$500	N/A

        Additional fees may be paid for service on other committees established by the Board of Directors from time to time.

Equity Awards

        The Company currently maintains the Select Medical Holdings Corporation 2005 Equity Incentive Plan for Non-Employee Directors, as amended (the "2005 Director Plan"). 75,000 shares of the Company's common stock are reserved for option awards under the 2005 Director Plan and 450,000 shares of the Company's common stock are reserved for restricted stock awards under the 2005 Director Plan.

        On May 2, 2012, the Compensation Committee approved an increase in the annual director restricted stock grants from 5,000 shares to 7,500 shares. The Compensation Committee made this increase in order to make its non-employee director compensation program more competitive within the industry. Accordingly, on August 7, 2012, the Compensation Committee granted 7,500 shares of restricted stock under the 2005 Director Plan to each of the Company's independent directors. Each grant of restricted stock vests at the rate of 20% on each of the first five anniversaries of the grant date.

SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

        The SEC's rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. Any proposal of a stockholder intended to be included in the Company's proxy statement and form of proxy/voting instruction card for the 2014 Annual Meeting of Stockholders must comply with the proxy submission rules of the SEC. Pursuant to Rule 14a-8 of the SEC's rules, any such stockholder proposal intended to be included in the Company's 2014 Annual Meeting Proxy Statement must be received by the Company's Secretary at the address listed below no later than 120 calendar days prior to the anniversary date of the release of the Company's 2013 Annual Meeting Proxy Statement, unless the date of the 2014 Annual Meeting of Stockholders is changed by more than 30 days from the date of the 2013 Annual Meeting, in which case the deadline is a reasonable time before the Company begins to print and send proxy materials. In order to be included in the Company's 2014 Annual Meeting Proxy Statement pursuant to Rule 14a-8, any stockholder proposal must be received by the Secretary at the address listed below by November 15, 2013, which is 120 days prior to the anniversary date of the release of the 2013 Annual Meeting Proxy Statement.

        In addition, the Company's Amended and Restated Bylaws require that the Company be given advanced notice of stockholder proposals containing nominations for election to the Board of Directors or other matters which stockholders wish to present for action at an annual meeting. These requirements are separate from, and in addition to, the requirements discussed above to have the stockholder proposal included in the proxy statement and form of proxy/voting instruction card pursuant to the SEC's rules. The Company's Amended and Restated Bylaws separately require that any stockholder proposal intended to be brought before the annual meeting of stockholders, including a proposal nominating one or more persons for election as directors, be received in writing by the Company's Secretary or Assistant Secretary at the address listed below not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting, this year being December 31, 2013; provided, however, that in the event that the date of the 2014 Annual Meeting is advanced by more than 20 days, or delayed by more than 70 days, from the first anniversary of the 2013 Annual Meeting, the notice must be received not earlier than 120 days prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The Company's Amended and Restated Bylaws set forth certain informational requirements for stockholders' nominations of directors and other proposals.

        For any proposal that is not submitted for inclusion in the 2014 Proxy Statement but is instead sought to be presented directly at the 2014 Annual Meeting of Stockholders in accordance with the provisions of the Company's Amended and Restated Bylaws, SEC rules permit management to vote proxies in its discretion if (a) in certain cases, the Company received notice of the proposal before the close of business 45 days before the first anniversary of the mailing date of this Proxy Statement and advises stockholders in the 2014 Proxy Statement about the nature of the matter and how management intends to vote on such matter, or (b) the Company did not receive notice of the proposal prior to the close of business 45 days before the first anniversary of the mailing date of this Proxy Statement.

        Stockholders must send such proposals to: Michael E. Tarvin, Executive Vice President, General Counsel and Secretary, Select Medical Holdings Corporation, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania, 17055.

 ELECTION OF DIRECTORS
PROPOSAL #1

        The Company's Amended and Restated Bylaws provide that the Company's business shall be managed by the Board of Directors with at least five, and no more than eleven, members as determined by the Board of Directors. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors. The Company's Board of Directors is currently comprised of nine members. At the 2013 Annual Meeting, the stockholders will elect three Class I directors to hold office until the annual meeting of the stockholders in 2016 and until their respective successors have been duly elected and qualified. The Board of Directors is divided into three classes serving staggered three-year terms, the term of one class of directors to expire each year. The term of the current Class I directors expires at the 2013 Annual Meeting. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Russell L. Carson, James S. Ely III and William H. Frist to serve as Class I directors. Each individual is currently serving as a Class I director and has indicated a willingness to continue serving as a director. Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted "FOR" the election of Messrs. Carson, Ely and Frist. The three nominees receiving a plurality of the votes cast for director will be elected. Should any of the nominees become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares that they represent for the election of such other person as the Board of Directors may recommend.

        The Board of Directors recommends voting "FOR" the nominees for Class I directors.Set forth below is information regarding each nominee for director.

Directors and Nominees

        The current members of the Board of Directors, including the nominees for Class I directors, together with certain information about them, are set forth below.

Name	Age	Director Since	Term Expires	Positions with the Company
Class I Directors
Russell L. Carson	69	2005	2013	Director
James S. Ely III	55	2008	2013	Director
William H. Frist	61	2010	2013	Director
Class II Directors
Bryan C. Cressey	63	2005	2014	Director
Robert A. Ortenzio	55	2005	2014	Director and Chief Executive Officer
Leopold Swergold	72	2005	2014	Director
Class III Directors
James E. Dalton, Jr.	70	2005	2015	Director
Rocco A. Ortenzio	80	2005	2015	Director and Executive Chairman
Thomas A. Scully	55	2005	2015	Director

        Russell L. Carson has served as a director of Select since February 1997, and became a director of the Company on February 25, 2005. He co-founded Welsh, Carson, Anderson & Stowe in 1978 and has focused on healthcare investments. Mr. Carson has been a general partner of Welsh, Carson, Anderson & Stowe since 1979. Welsh, Carson, Anderson & Stowe has created 15 institutionally funded limited partnerships with total capital of more than $20 billion and has invested in more than 200 companies. Before co-founding Welsh, Carson, Anderson & Stowe, Mr. Carson was employed by Citicorp Venture Capital Ltd., a subsidiary of Citigroup, Inc., and served as its Chairman and Chief Executive Officer from 1974 to 1978. He currently serves on the board of directors of Ardent Health Services, Inc.

        James S. Ely III has served as a director of Select and the Company since November 2008. Mr. Ely founded Priority Capital Management LLC in 2009 and serves as its Chief Executive Officer. From 2001 to 2008, Mr. Ely served as a Managing Director in the Syndicated and Leveraged Finance group at J.P. Morgan Securities Inc. From 1995 to 2000, Mr. Ely served as a Managing Director in the Global Syndicated Finance

group of Chase Securities Inc. and its predecessor Chemical Securities Inc. Mr. Ely also serves as a director of Community Health Systems, Inc.

        William H. Frist, M.D. has served as a director of Select and the Company since May 2010. Dr. Frist served as a United States Senator from Tennessee from 1995 to 2007 and as United States Senate Majority Leader from 2002 to 2007. Dr. Frist served from 2007 to 2008 as the Distinguished Schultz Professor of Public and International Affairs at Princeton University's Woodrow Wilson School of Public and International Affairs. Dr. Frist has served as a Professor of Business and Medicine at Vanderbilt University since 2008 and as a partner at Cressey & Company, L.P., a private investment firm focused on healthcare, since 2007. Dr. Frist is also a board certified heart and lung transplant surgeon, and is consistently recognized among the most influential leaders in American healthcare. Dr. Frist currently serves on the Board of Directors of the Clinton Bush Haiti Fund and the Board of Directors of Save the Children. Mr. First serves as Chairman of the Nashville-based global health organization, Hope Through Healing Hands, and as Vice-chair of First Lady Michelle Obama's task force on obesity, the Partnership for a Healthier America. He also serves on the boards for such companies as Aegis Sciences Corporation, URS Corporation and the Millennium Challenge Corporation, as well as several other organizations, including the Center for Strategic and International Studies and Africare.

        Bryan C. Cressey has served as a director of Select since February 1997, and became a director of the Company on February 24, 2005. He is a partner of Cressey & Company, which he founded in 2007. He is a managing partner of Thoma Cressey Bravo, which he co-founded in June 1998. Prior to that time he was a principal, partner and co-founder of Golder, Thoma, Cressey and Rauner, the predecessor of GTCR Golder Rauner, LLC, since 1980. Mr. Cressey also serves as a director and chairman of Belden Inc. and several private companies and served as a director of Jazz Pharmaceuticals, Inc. from 2006 to 2012.

        Robert A. Ortenzio co-founded Select and has served as a director of Select since February 1997, and became a director of the Company in February 2005. Mr. Ortenzio has served as the Company's Chief Executive Officer since January 1, 2005 and as Select's President and Chief Executive Officer from September 2001 to January 1, 2005. Mr. Ortenzio also served as Select's President and Chief Operating Officer from February 1997 to September 2001. He was an Executive Vice President and a director of Horizon/CMS Healthcare Corporation from July 1995 until July 1996. In 1986, Mr. Ortenzio co-founded Continental Medical Systems, Inc., and served in a number of different capacities, including as a Senior Vice President from February 1986 until April 1988, as Chief Operating Officer from April 1988 until July 1995, as President from May 1989 until August 1996 and as Chief Executive Officer from July 1995 until August 1996. Before co-founding Continental Medical Systems, Inc., he was a Vice President of Rehab Hospital Services Corporation. Until August 17, 2010, Mr. Ortenzio served on the board of directors of Odyssey Healthcare, Inc., a hospice healthcare company. Mr. Ortenzio also served on the board of directors of US Oncology, Inc. until December 30, 2010. Mr. Ortenzio is the son of Rocco A. Ortenzio, the Company's Executive Chairman.

        Leopold Swergold served as a director of Select from May 2001 until February 24, 2005, and became a director of the Company in August 2005. In 1983, Mr. Swergold formed Swergold, Chefitz & Company, a healthcare investment banking firm. In 1989, Swergold, Chefitz & Company merged into Furman Selz, an investment banking firm, where Mr. Swergold served as Head of Healthcare Investment Banking and as a member of the board of directors. In 1997, Furman Selz was acquired by ING Groep N.V. of the Netherlands. From 1997 until 2004, Mr. Swergold was a Managing Director of ING Furman Selz Asset Management LLC, where he managed several healthcare investment funds. Mr. Swergold was a trustee of the Freer and Sackler Galleries at the Smithsonian Institution, and previously served as a director of Financial Federal Corp., an NYSE listed company.

        James E. Dalton, Jr. served as a director of Select from December 2000 until February 24, 2005, and became a director of the Company in August 2005. From January 2006 until December 2012, Mr. Dalton was non-executive Chairman of Signature Hospital Corporation. From 2001 to 2007, Mr. Dalton served as President of Edinburgh Associates, Inc. Mr. Dalton served as President, Chief Executive Officer and as a director of Quorum Health Group, Inc. from May 1, 1990 until it was acquired by Triad Hospitals, Inc. in April 2001. Mr. Dalton served on the board of directors of US Oncology, Inc. until December 30, 2010. He serves as a Trustee for the Universal Health Services Realty Income Trust. Mr. Dalton is a Life Fellow of the American College of Healthcare Executives.

        Rocco A. Ortenzio co-founded Select and served as Select's Chairman and Chief Executive Officer from February 1997 until September 2001. Mr. Ortenzio has served as Select's Executive Chairman since September 2001, and became Executive Chairman of the Company in February 2005. In 1986, he co-founded Continental Medical Systems, Inc., and served as its Chairman and Chief Executive Officer until July 1995. In 1979, Mr. Ortenzio founded Rehab Hospital Services Corporation, and served as its Chairman and Chief Executive Officer until June 1986. In 1969, Mr. Ortenzio founded Rehab Corporation and served as its Chairman and Chief Executive Officer until 1974. Mr. Ortenzio is the father of Robert A. Ortenzio, the Company's Chief Executive Officer.

        Thomas A. Scully has served as a director of Select since February 2004, and became a director of the Company on February 24, 2005. Since January 1, 2004, he has served as Senior Counsel to the law firm of Alston & Bird and as a General Partner with Welsh, Carson Anderson & Stowe. From May 2001 to January 2004, Mr. Scully served as Administrator of the Centers for Medicare & Medicaid Services, or CMS. CMS is responsible for the management of Medicare, Medicaid, SCHIP and other national healthcare initiatives. Before joining CMS, Mr. Scully served as President and Chief Executive Officer of the Federation of American Hospitals from January 1995 to May 2001. Mr. Scully also serves as a director of Universal American Financial Corp.

Director Qualifications

        The Board of Directors believes that each of the directors and nominees for director listed above has the sound character, integrity, judgment and record of achievement necessary to be a member of the Board of Directors. In addition, each of the directors and nominees for director has exhibited during his prior service as a director the ability to operate cohesively with the other members of the Board of Directors and to challenge and question management in a constructive way. Moreover, the Board of Directors believes that each director and nominee for director brings a strong and unique background and skill set to the Board of Directors, giving the Board of Directors as a whole competence and experience in diverse areas, including corporate governance and board service, finance, management and healthcare industry experience. Set forth below are certain specific experiences, qualifications and skills that led to the Board of Directors' conclusion that each of the directors and nominees for director listed above should continue to serve as a director.

        Mr. Carson has extensive experience in managing investments in healthcare companies as a co-founder of Welsh, Carson, Anderson & Stowe, a private equity firm specializing in healthcare industry companies. He brings to the Board of Directors an in-depth knowledge of the regulatory and competitive environment of the healthcare industry. Also, Mr. Carson has over a decade of experience with Select and the Company, providing him with comprehensive knowledge of the Company and its structure, policies and management team. In addition, Mr. Carson's experience in overseeing the management of healthcare industry companies gives him the insight to advise the Board of Directors on corporate governance and compensation matters.

        Mr. Cressey has extensive experience in managing investments in healthcare companies as a private equity investor with a focus on investments in the healthcare industry. He brings to the Board of Directors an in-depth knowledge of the regulatory and competitive environment of the healthcare industry. Also, Mr. Cressey has over a decade of experience with Select and the Company, providing him with comprehensive knowledge of the Company and its structure, policies and management team. In addition, Mr. Cressey's experience in overseeing the management of healthcare industry companies gives him insight on corporate governance and compensation matters, which he utilizes in his role as a member of the Compensation Committee.

        Mr. Dalton has over a decade of experience with Select and the Company, providing him with comprehensive knowledge of the Company and its structure, policies and management team. Mr. Dalton has also served as Chief Executive Officer and a director of Quorum Health Group, Inc. and served on the boards of directors of various other healthcare companies, including Signature Hospital Corporation and US Oncology, Inc. Mr. Dalton draws on this experience while advising the Board of Directors on corporate governance matters within the healthcare industry. Additionally, Mr. Dalton utilizes his experience overseeing the finance and accounting systems of the companies he has managed in his service on the Audit and Compliance Committee.

        Mr. Ely brings to the Board of Directors a wealth of experience structuring and arranging syndicated loans and high yield issues in the healthcare sector during his service at financial services companies, including J.P. Morgan Securities Inc. He provides the Board of Directors with a thorough understanding of the capital markets, in particular with regard to companies in the healthcare industry. Mr. Ely's experience in financial services also provides him with extensive finance and accounting knowledge, and he applies this expertise in his service on the Audit and Compliance Committee.

        Dr. Frist brings to the Board of Directors over ten years of experience as a United States Senator. He provides the Board of Directors with insight into the federal healthcare regulations that affect the Company. In addition, Dr. Frist has extensive experience as a board certified heart and lung transplant surgeon, which allows him to bring to the Board of Directors the perspective of an experienced healthcare professional. Dr. Frist's service on the boards of directors of other healthcare organizations provides him with a wide range of experience in corporate governance matters, including those particular to companies in the healthcare industry, which he draws on in his service on the Board of Directors of the Company.

        Robert A. Ortenzio, as co-founder and President and Chief Executive Officer of Select and then Chief Executive Officer of the Company, provides the Board of Directors with a comprehensive knowledge of the Company, its history and its businesses. In addition, Mr. Ortenzio brings to the Board of Directors his insight into the healthcare industry from over 25 years of leadership experience in executive positions in healthcare companies, including Horizon/CMS Healthcare Corporation, Continental Medical Systems, Inc. and Rehab Hospital Services Corporation. Mr. Ortenzio also advises the Board of Directors on the evolving healthcare regulatory environment through his in-depth and current knowledge and insight into such matters. Additionally, Mr. Ortenzio provides the Board of Directors with a wealth of experience in corporate governance matters, including through his previous service on the boards of directors of other public healthcare companies.

        Rocco A. Ortenzio, as co-founder and Chief Executive Officer of Select and then Executive Chairman of the Company, provides the Board of Directors with a comprehensive knowledge of the Company, its history and its businesses. In addition, Mr. Ortenzio brings to the Board of Directors his insight into the healthcare industry from over four decades of leadership experience in executive positions in healthcare companies, including Continental Medical Systems, Inc. and Rehab Hospital Services Corporation. Mr. Ortenzio uses this experience to advise the Board of Directors on corporate governance matters. This experience also gives him significant leadership experience specific to healthcare companies, which he utilizes in his leadership of the Board of Directors.

        Mr. Scully brings to the Board of Directors his experience as a past Administrator of CMS, which allows him to provide the Board of Directors with valuable insight into the regulatory regime and requirements of the healthcare industry. In addition, Mr. Scully has experience in analyzing healthcare company investments as a general partner at Welsh, Carson, Anderson and Stowe and advising clients on healthcare related issues at the law firm of Alston & Bird. Mr. Scully utilizes this experience to advise the Board of Directors on healthcare related issues.

        Mr. Swergold brings to the Board of Directors over twenty-five years of experience at investment banking firms, during which he gained valuable insight into effective management of investments in the healthcare industry. Mr. Swergold utilizes this insight to advise the Board of Directors on financial and investment matters. Also, Mr. Swergold has significant experience with Select and the Company dating back to 2001, providing him with comprehensive knowledge of the Company and its structure, policies and management team. Mr. Swergold also has significant experience in finance and accounting, which he uses in his service on the Audit and Compliance Committee.

 NON-BINDING ADVISORY VOTE ON THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
PROPOSAL #2

        As required by Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company is providing its stockholders with the opportunity to cast an advisory vote on the compensation of its NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion beginning on page 10 of this Proxy Statement. At the Company's annual meeting of stockholders held in May 2012, a substantial majority of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee believes that this affirms our stockholders' support of the Company's approach to executive compensation.

        The Company's goal for its executive compensation program is to reward the NEOs' contributions to the Company's financial performance and provide overall compensation sufficient to attract and retain highly skilled NEOs who are properly motivated to contribute to the Company's financial performance. The Company believes that it achieves these goals by (i) offering competitive base salaries to the NEOs, (ii) offering the NEOs participation in an annual incentive plan that provides for payouts only in the event that pre-determined financial targets are achieved, (iii) tying a substantial portion of each NEO's annual compensation directly to the Company's performance, and (iv) when appropriate to ensure that the NEOs have a sufficient ownership interest in the Company, granting equity-based awards.

        For a detailed description of the Company's financial results for fiscal year 2012, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The Company believes that its executive compensation program has played an essential role in its continuing financial success by aligning the long-term interests of its NEOs with the long-term interests of its stockholders.

        The Board of Directors encourages the Company's stockholders to approve the following resolution (the "Executive Compensation Resolution"):

        "RESOLVED, that the compensation paid to the Company's NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

        As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and therefore will take such vote into consideration when evaluating the Company's compensation programs and practices applicable to the NEOs.

        The Board of Directors recommends a vote "FOR" the approval of the Executive Compensation Resolution.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
PROPOSAL #3

        The Audit and Compliance Committee has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2013. Although action by the stockholders on this matter is not required, the Audit and Compliance Committee and the Board of Directors believe it is appropriate to seek stockholder ratification of this selection in light of the role played by the independent registered public accounting firm in reporting on the Company's consolidated financial statements. Ratification requires the affirmative vote of a majority of eligible shares present at the Annual Meeting, in person or by proxy, and voting thereon. If this appointment is not ratified by the stockholders, the Audit and Compliance Committee may reconsider its selection.

        One or more representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit and Other Fees

        Aggregate fees billed to the Company for the fiscal years ended December 31, 2012 and 2011 by the Company's principal accounting firm, PricewaterhouseCoopers LLP, were as follows:

	2012	2011
Audit Fees	$1,559,965	$1,503,374
Audit-Related Fees	34,500	110,031
Tax Fees	131,683	94,294
All Other Fees	219,015	164,084

	$1,945,163	$1,871,783

Audit Fees

        Audit fees for fiscal years 2012 and 2011 were for professional services rendered by PricewaterhouseCoopers LLP in connection with the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

        Audit-related fees for fiscal years 2012 and 2011 were for professional services rendered by PricewaterhouseCoopers LLP in connection with its audit of certain of the Company's joint ventures and accounting consultations and services associated with acquisitions and dispositions.

Tax Fees

        Tax fees for fiscal years 2012 and 2011 were for federal tax planning and assistance with a federal tax refund matter.

All Other Fees

        Other fees for fiscal years 2012 and 2011 were for compliance audits, including compliance audits in connection with the Corporate Integrity Agreement with the Office of Inspector General of the Department of Health and Human Services. Additionally, the other fees for fiscal years 2012 and 2011 include fees related to patient coding audits.

Pre-approval of Services

        All audit and permissible non-audit services provided by the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP, require pre-approval by the Audit and Compliance Committee in accordance with a pre-approval policy approved by the Audit and Compliance Committee in February 2013. The policy (i) includes a list of the audit, audit-related, tax and other services that have been granted general pre-approval and may be provided without specific pre-approval from the Audit and Compliance Committee; (ii) includes a list of non-audit services that may not be performed by PricewaterhouseCoopers LLP; and (iii) sets forth the pre-approval requirements for all permitted services. The policy also requires the Company's independent registered public accountant to provide the Audit and Compliance Committee with a summary of all audit fees invoiced year-to-date at every regularly scheduled meeting of the Audit and Compliance Committee. The pre-approval policy is reviewed on an annual basis by the Audit and Compliance Committee and is subject to amendment from time to time. All of the services provided by PricewaterhouseCoopers LLP in fiscal year 2012 were either on the list of pre-approved services or approved by the Audit and Compliance Committee in advance of the services being performed.

        The Board of Directors recommends voting "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm.

 APPROVAL OF THE AMENDED AND RESTATED EXECUTIVE BONUS PLAN
PROPOSAL #4

        The Executive Bonus Plan was originally adopted by the Board of Directors on November 11, 2009 and amended and restated on February 10, 2010. Our stockholders approved the Executive Bonus Plan at our annual meeting on May 11, 2010. On February 20, 2013, the Board of Directors amended and restated the Executive Bonus Plan and renamed it the "Select Medical Holdings Corporation Amended and Restated Executive Bonus Plan" (the "Amended and Restated Plan"). The Amended and Restated Plan is being submitted to the stockholders for approval to allow for the payment of bonuses that are intended to not be subject to the deduction limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). The Amended and Restated Plan provides for payments in cash or restricted stock under the Company's equity plans to selected employees, including the Company's named executive officers, based on the achievement of pre-established performance goals over a performance period determined by the Compensation Committee. As the Company's executive officers may participate in and receive payments under the Amended and Restated Plan, our executive officers have an interest in this proposal.

        The Board of Directors recommends that the stockholders approve the Amended and Restated Plan.

Summary of the Plan

        The following general description of certain features of the Amended and Restated Plan is qualified in its entirety by reference to the Amended and Restated Plan, a copy of which is attached as Exhibit A to this Proxy Statement. If approved by the Company's stockholders, the Amended and Restated Plan will permit the payment of incentive compensation bonus awards that can qualify as "performance-based compensation" under Section 162(m).

Background

        Stockholder approval of the Amended and Restated Plan is necessary to allow certain compensation paid under the Amended and Restated Plan to be eligible for an exemption from the limits on tax deductibility imposed by Section 162(m). Section 162(m) limits the deductibility of certain compensation paid to individuals, referred to herein as "Section 162(m) Officers," who are, at the end of the tax year in which the Company would otherwise claim its tax deduction, the Company's chief executive officer and its other three highest-paid executive officers other than the chief financial officer. Compensation that qualifies as performance-based for purposes of Section 162(m) is not subject to the annual Section 162(m) limit on the deductibility of compensation in excess of $1 million with respect to Section 162(m) Officers. One of the requirements for compensation to constitute performance-based compensation is that the material terms under which compensation is to be paid to Section 162(m) Officers, including any performance goals, be disclosed to and voted on by the Company's stockholders in a separate stockholder vote before the payment of the compensation.

        The Board of Directors believes that it is in the best interests of the Company and its stockholders to enhance the ability of the Company to attract and retain qualified personnel by providing bonus awards to employees generally, as well as to Section 162(m) Officers that can qualify as "performance-based compensation" under Section 162(m). Whether bonuses that would qualify as "performance-based compensation" under Section 162(m) are in fact granted is within the full discretion of the Company and approval of the Amended and Restated Plan will not obligate the Company to grant any such bonuses. In addition, due to the complexities of Section 162(m), the Company cannot make any guarantees regarding the tax treatment of compensation paid under the Amended and Restated Plan.

Description of the Amended and Restated Plan

  Purpose

        The general purpose of the Amended and Restated Plan is to provide additional compensation to selected employees of the Company and its subsidiaries based on the achievement of performance goals and thereby contribute to an overall competitive compensation opportunity for such employees.

  Administration

        The Amended and Restated Plan will be administered by the Compensation Committee, which is intended to qualify as a committee of the Board of Directors comprised exclusively of two or more members of the Board of Directors who are non-employee "outside directors" within the meaning of Section 162(m). Subject to the other provisions of the Amended and Restated Plan, the Compensation Committee has the authority to:

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  Select employees to participate in the Amended and Restated Plan;

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  Establish and administer the performance goals and the bonus compensation opportunities applicable to each participant and certify whether performance goals have been attained;

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  Construe and interpret the Amended and Restated Plan and any agreement entered into under or in connection with the Amended and Restated Plan;

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  Establish, amend, and waive rules and regulations for the Amended and Restated Plan's administration; and

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  Make all other determinations that may be necessary or advisable for the administration of the Amended and Restated Plan.

  Eligibility

        Only those employees of the Company and its subsidiaries designated by the Compensation Committee are eligible to participate in the Amended and Restated Plan. Unless otherwise determined by the Compensation Committee, each of the Company's named executive officers and such other members of the Company's senior management designated by the Compensation Committee shall participate in the Amended and Restated Plan. Currently, approximately eight employees of the Company are eligible to be participants in the Amended and Restated Plan.

  Bonus Opportunity and Performance Goals

        The Compensation Committee will designate the particular fiscal year or years (or portions thereof) over which performance is to be measured (the "Performance Period"), the date that payment of bonuses will be made with respect to any Performance Period, the performance goals, as described below, for the Performance Period, and the method for evaluating performance for the Performance Period.

        Performance goals for a Performance Period shall include any one or more of the following criteria, which may be measured on an absolute or relative basis (e.g., against an external index such as a group of peer companies, industry groups or a financial market index):

  •
  the price of Stock,

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  the market share of the Company, its subsidiaries or affiliates (or any business unit thereof);

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  sales by the Company, its subsidiaries or affiliates (or any business unit thereof);

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  earnings of the Company, its subsidiaries or affiliates (or any business unit thereof) (including earnings per share of stock);

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  return on stockholder equity of the Company;

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  costs or expenses of the Company, its subsidiaries or affiliates (or any business unit thereof);

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  cash, cash on hand or cash flow of the Company, its subsidiaries or affiliates (or any business unit thereof);

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  return on total assets of the Company, its subsidiaries or affiliates (or any business unit thereof);

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  return on invested capital of the Company, its subsidiaries or affiliates (or any business unit thereof);

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  return on net assets of the Company, its subsidiaries or affiliates (or any business unit thereof);

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  operating income of the Company, its subsidiaries or affiliates (or any business unit thereof);

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  net income of the Company, its subsidiaries or affiliates (or any business unit thereof);

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  earnings before interest and taxes of the Company, its subsidiaries or affiliates (or any business unit thereof);

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  earnings before interest, taxes, depreciation and amortization of the Company, its subsidiaries or affiliates (or any business unit thereof);

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  gross or net margin of the Company, its subsidiaries or affiliates (or any business unit thereof);

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  customer satisfaction of the Company, its subsidiaries or affiliates (or any business unit thereof); or

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  revenue or net revenue of the Company, its subsidiaries or affiliates (or any business unit thereof).

  Computing Bonuses

        The Compensation Committee shall establish, for each participant, the method for computing bonus compensation that may be payable under the Amended and Restated Plan if the performance goals for a Performance Period are attained. Such method shall be stated in terms of an objective formula or standard that precludes discretion to increase the amount of bonus that would otherwise be due upon the attainment of performance goals. The Amended and Restated Plan provides that the maximum amount payable to any participant (including the Section 162(m) Officers) with respect to any calendar year under the Amended and Restated Plan shall not exceed $4,000,000.

        As soon as practicable after the end of each Performance Period, but before any bonuses intended to satisfy Section 162(m) are paid to the Section 162(m) Officers under the Amended and Restated Plan, the Compensation Committee shall certify in writing whether the performance goal(s) were attained and any other terms applicable to such bonus were satisfied, in accordance with Section 162(m) and the regulations thereunder.

  Payment

        Generally, and unless otherwise provided in an employment or similar agreement, in order to receive a bonus under the Amended and Restated Plan, a participant must remain employed by the Company or a subsidiary through the end of the Performance Period. However, a pro-rated bonus (based on the extent to which performance goals were actually attained) for the Performance Period may be paid if a participant's employment terminates as a result of the participant's death or, in the Compensation Committee's sole discretion, the participant's disability. Unless the Compensation Committee determines otherwise, all amounts due under the Amended and Restated Plan shall be paid in cash or restricted stock under the Company's equity plan (subject to applicable withholdings) within 2 1/2 months following the end of the Performance Period with respect to which such bonus was earned.

        Under the Amended and Restated Plan, in the event that all or any portion of earned Executive Bonus Compensation is paid in the form of restricted stock under the Company's equity plan, the participant may direct the Company to retain a number of shares of restricted stock that the participant would otherwise receive to satisfy any applicable tax withholding obligations.

  Amendment and Termination

        The Board of Directors, without the consent of any participant, may amend or terminate the Amended and Restated Plan at any time. However, no amendment that would require the consent of the stockholders pursuant to Section 162(m) shall be effective without such consent.

  Effective Date

        The Amended and Restated Plan was adopted by the Board of Directors on February 20, 2013. Notwithstanding the foregoing, the Amended and Restated Plan and any bonuses intended to satisfy the performance-based compensation requirements of Section 162(m) are conditioned upon stockholder approval. Accordingly, if stockholder approval is not obtained, the Amended and Restated Plan will not become effective and the Section 162(m) Officers shall not be entitled to receive any bonus under the Amended and Restated Plan.

New Plan Benefits

        Because any amounts payable to participants under the Amended and Restated Plan are contingent upon the future achievement of performance goals, the potential payments that any participant may receive under the Amended and Restated Plan are not determinable. However, if the Amended and Restated Plan had been in effect during 2012 and each of the eight individuals currently selected by the Compensation Committee to participate in the Amended and Restated Plan had so participated in 2012, the aggregate bonuses that would have been paid under the Amended and Restated Plan in respect of 2012 would have been the same as was paid in 2012.

Vote Required and the Recommendation of the Board of Directors

        In order for the Amended and Restated Plan to be effective for Section 162(m) Officers and for bonuses payable thereunder to satisfy the requirements for performance-based compensation under Section 162(m), the Amended and Restated Plan requires the affirmative vote of a majority of the votes cast by all stockholders entitled to vote thereon.

        The Board of Directors recommends voting "FOR" the approval of the Amended and Restated Plan.

AUDIT AND COMPLIANCE COMMITTEE REPORT

        The following report of the Audit and Compliance Committee will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (the "Acts"), except to the extent that we specifically incorporate this information by reference. The following report shall not otherwise be deemed filed under such Acts.

        The Audit and Compliance Committee assists the Company's Board of Directors in its oversight of the Company's financial reporting process. The Audit and Compliance Committee operates pursuant to a charter. As set forth in the charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company's independent registered public accounting firm is responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States of America and for reviewing the Company's unaudited interim financial statements. The Audit and Compliance Committee reviews and reassesses the adequacy of the charter on an annual basis. It is not the Audit and Compliance Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. The Audit and Compliance Committee will however take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

        The Audit and Compliance Committee makes recommendations to the Board of Directors with respect to the selection and compensation of the Company's independent registered public accounting firm, the scope of the Company's annual audits, and the fees to be paid to the independent registered public accounting firm. In addition, the Audit and Compliance Committee monitors the performance and independence of the Company's independent registered public accounting firm and approves all services provided to the Company by the independent registered public accounting firm. The Audit and Compliance Committee consults with and reviews recommendations made by the independent registered public accounting firm with respect to financial statements, financial records and financial controls of the Company. The Audit and Compliance Committee meets with management periodically to consider the adequacy of the Company's internal controls and discusses with management the Company's disclosure controls and procedures.

        The Board of Directors, in its business judgment, has determined that each of the three directors on the Audit and Compliance Committee is independent as required by the listing standards of the New York Stock Exchange. In addition, the Board of Directors has determined that each member of the Audit and Compliance Committee qualifies as an audit committee financial expert, as defined by the rules and regulations of the SEC, and has financial sophistication in accordance with the rules of the New York Stock Exchange.

        In the performance of its oversight function, the Audit and Compliance Committee has reviewed and discussed the audited financial statements for the year ending December 31, 2012 with management of the Company and with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, its judgment as to the quality, not just the acceptability, of the Company's accounting principles, as well as an opinion on management's assessment of, and the effective operation of, the Company's internal control over financial reporting. The Audit and Compliance Committee discussed with the Company's independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, SEC Rule 2-07 and such other matters as are required to be discussed under auditing standards generally accepted in the United States of America. The Audit and Compliance Committee received the written disclosures and the letter from the Company's independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit and Compliance Committee concerning independence. In addition, the Audit and Compliance Committee discussed with the independent registered public accounting firm its independence, including the compatibility of non-audit services with the independent registered public accounting firm's independence.

        The Audit and Compliance Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for its 2012 audit and met with them both with and without management present, to discuss the results of its examination, its evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

        Based upon the review, reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit and Compliance Committee referred to above and in the charter, the Audit and Compliance Committee recommended to the Board of Directors that the audited financial statements for the year ending December 31, 2012 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the SEC.

        The Audit and Compliance Committee has selected the firm of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit and report upon the Company's financial statements and internal controls over financial reporting for fiscal year 2013. In making this selection, the Audit and Compliance Committee has considered whether PricewaterhouseCoopers LLP's provision of services other than audit services is compatible with maintaining independence.

                      AUDIT AND COMPLIANCE COMMITTEE
                      James E. Dalton, Jr.
                      James S. Ely III
                      Leopold Swergold

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND DIRECTORS AND OFFICERS

        The following table sets forth information regarding the beneficial ownership of the Company's common stock as of February 1, 2013 by:

  •
  each person known to the Company to beneficially own more than 5% of the outstanding shares of common stock;

  •
  each of the Company's NEOs;

  •
  each of the Company's directors; and

  •
  all of the Company's directors and executive officers as a group.

        The Company has determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, the Company believes, based on the information furnished to the Company, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. The calculation of the percentage of beneficial ownership is based on 140,594,256 shares of common stock outstanding on February 1, 2013.

        In computing the number of shares of common stock beneficially owned by a person or group and the percentage ownership of that person or group, the Company deemed to be outstanding any shares of common stock subject to options held by that person or group that are currently exercisable or exercisable within 60 days after February 1, 2012. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

        Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Select Medical Holdings Corporation, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania 17055 and the Company's telephone number is (717) 972-1100.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Welsh Carson, Anderson & Stowe(2)	52,321,140	37.2%
Thoma Cressey(3)	11,542,121	8.2%
Rocco A. Ortenzio(4)	10,243,920	7.3%
Robert A. Ortenzio(5)	10,975,183	7.8%
Russell L. Carson	2,223,159	1.6%
Bryan C. Cressey(6)	11,857,932	8.4%
James E. Dalton, Jr.(7)	70,277	*
James S. Ely III(8)	24,100	*
William H. Frist, M.D.	22,500	*
Thomas A. Scully	43,185	*
Leopold Swergold(9)	175,858	*
Patricia A. Rice(10)	90,000	*
Martin F. Jackson(11)	1,342,196	1.0
David S. Chernow(12)	1,004,200	*
All directors and executive officers as a group (17 persons)	39,007,293	27.7%

*
Represents beneficial ownership of less than one percent.

(1)
Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Select Medical Holdings Corporation, 4714 Gettysburg Road, P.O. Box 2034, Mechanicsburg, Pennsylvania 17055.

(2)
Represents (i) 44,793,496 common shares held by Welsh, Carson, Anderson & Stowe IX, L.P., or WCAS IX, over which WCAS IX has sole voting and investment power, (ii) 11,794 common shares held by WCAS Management Corporation, over which WCAS Management Corporation has sole voting and investment power, (iii) 2,007,248 common shares held by WCAS Capital Partners IV, L.P., over which WCAS Capital Partners IV, L.P. has sole voting and investment power, and (iv) an aggregate of 5,508,602 common shares held by individuals who are general partners of WCAS IX Associates LLC, the sole general partner of WCAS IX and/or otherwise employed by an affiliate of Welsh, Carson, Anderson & Stowe. Each of the following individuals are managing members of WCAS IX Associates, LLC, the sole general partner of WCAS IX, and WCAS CP IV Associates, LLC, the sole general partner of WCAS Capital Partners IV, L.P.: Patrick J. Welsh, Russell L. Carson, Bruce K. Anderson, Eric Lee, Anthony J. de Nicola, Paul B. Queally, D. Scott Mackesy, Sanjay Swani, John D. Clark, Sean M. Traynor, and Jonathan M. Rather. In addition, Thomas A. Scully is also a managing member of WCAS CP IV Associates, LLC. Each of the following individuals are stockholders of WCAS Management Corporation: Patrick J. Welsh, Russell L. Carson, Bruce K. Anderson and Jonathan M. Rather. The principal executive offices of Welsh, Carson, Anderson & Stowe are located at 320 Park Avenue, Suite 2500, New York, New York 10022.

(3)
Represents (i) 4,918,083 common shares held by Thoma Cressey Fund VI, L.P. over which Thoma Cressey Fund VI, L.P. has shared voting and investment power, (ii) 49,261 common shares held by Thoma Cressey Friends Fund VI, L.P., over which Thoma Cressey Friends Fund VI, L.P. has shared voting and investment power, (iii) 6,473,707 common shares held by Thoma Cressey Fund VII, L.P., over which Thoma Cressey Fund VII, L.P. has shared voting and investment power, and (iv) 101,070 common shares held by Thoma Cressey Friends Fund VII, L.P., over which Thoma Cressey Friends Fund VII, L.P. has shared voting and investment power. The sole general partner of each of Thoma Cressey Fund VII, L.P. and Thoma Cressey Friends Fund VII, L.P. , or collectively, "Thoma Cressey Fund VII," is TC Partners VII, L.P., or the "Fund VII GP." The sole general partner of Fund VII GP is Thoma Cressey Equity Partners Inc., or the "Ultimate GP." The sole general partner of each of Thoma Cressey Fund VI, L.P. and Thoma Cressey Friends Fund VI, L.P., or collectively, "Thoma Cressey Fund VI," is TC Partners VI, L.P., or the "Fund VI GP." The sole general partner of Fund VI GP is the Ultimate GP. The sole stockholder of the Ultimate GP is Carl D. Thoma. The officers of the Ultimate GP are Carl D. Thoma, Bryan C. Cressey and Lee M. Mitchell. The principal executive offices of the Ultimate GP are located at 300 N. LaSalle Street, Suite 4350, Chicago, IL 60654.

(4)
Includes 6,285,266 common shares owned by the Rocco A. Ortenzio Revocable Trust for which Mr. Rocco Ortenzio acts as sole trustee, 3,750,000 common shares held by the Rocco A. Ortenzio Descendants Trust for which Mr. Rocco Ortenzio is the investment advisor, 7,251 common shares owned by Select AP Investors, L.P. for which Mr. Rocco Ortenzio acts as sole general partner and 10,000 common shares held by Mr. Rocco Ortenzio's spouse. Mr. Rocco Ortenzio disclaims beneficial ownership of shares held by his spouse and shares held by the Rocco A. Ortenzio Descendants Trust except in his capacity as a fiduciary of such trust.

(5)
Includes 2,300,000 common shares owned by the Robert A. Ortenzio Descendants Trust for which Mr. Robert Ortenzio is the investment trustee and 200,000 common shares owned by the Robert and Angela Ortenzio Family Foundation for which Mr. Robert Ortenzio is a trustee. Mr. Robert Ortenzio disclaims beneficial ownership of shares held by the Robert A. Ortenzio Descendant's Trust except in his capacity as a fiduciary of such trust and of shares held by the Robert and Angela Ortenzio Family Foundation except in his capacity as a fiduciary of such foundation.

(6)
In addition to shares owned by Bryan C. Cressey in his individual capacity, includes (i) 4,918,083 common shares held by Thoma Cressey Fund VI, L.P., (ii) 49,261 common shares held by Thoma Cressey Friends Fund VI, L.P., (iii) 6,473,707 common shares held by Thoma Cressey Fund VII, L.P., and (iv) 101,070 common shares held by Thoma Cressey Friends Fund VII, L.P. Mr. Cressey is a principal of Thoma Cressey Equity Partners Inc. Mr. Cressey may be deemed to beneficially own the shares beneficially owned by Thoma Cressey Fund VI, L.P., Thoma Cressey Friends Fund VI, L.P., Thoma Cressey Fund VII, L.P. and Thoma Cressey Friends Fund VII, L.P. Mr. Cressey disclaims beneficial ownership of such shares. The principal address of Mr. Cressey is 155 N. Wacker Drive, Chicago, IL 60606.

(7)
Includes 16,200 common shares which Mr. Dalton has the right to acquire pursuant to vested Incentive Stock Options.

(8)
Includes 6,600 common shares which Mr. Ely has the right to acquire pursuant to vested Incentive Stock Options.

(9)
Includes 7,200 common shares which Mr. Swergold has the right to acquire pursuant to vested Incentive Stock Options.

(10)
Includes 45,000 common shares owned by The Patricia Ann Rice Living Trust for which Ms. Rice acts as a trustee.

(11)
Includes an aggregate 10,536 common shares owned by Mr. Jackson's children who live in his household and over which Mr. Jackson acts as custodian.

(12)
Includes 4,200 common shares which Mr. Chernow has the right to acquire pursuant to vested Incentive Stock Options.

EQUITY COMPENSATION PLAN INFORMATION

        Set forth in the table below is a list of all of the Company's equity compensation plans and the number of securities to be issued on exercise of equity rights, average exercise price, and number of securities that would remain available under each plan if outstanding equity rights were exercised as of December 31, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
Select Medical Holdings Corporation 2005 Equity Incentive Plan	2,396,879	$8.40	0	(1)
Select Medical Holdings Corporation 2011 Equity Incentive Plan	26,000	$8.28	2,522,560
Director equity incentive plan	42,000	$8.69	12,000

(1)
In connection with the approval of our 2011 Equity Incentive Plan, our 2005 Equity Incentive Plan was frozen with respect to new awards.

 CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Other Arrangements with Directors and Executive Officers

Lease of Office Space

        The Company leases its corporate office space located at 4714, 4716, 4718 and 4720 Gettysburg Road in Mechanicsburg, Pennsylvania ("Corporate Office"), from, respectively, Old Gettysburg Associates IV, LP, Old Gettysburg Associates III, LP, Old Gettysburg Associates and Old Gettysburg Associates II, LP. Old Gettysburg Associates is a general partnership that is owned by Rocco A. Ortenzio, Executive Chairman of the Company, Robert A. Ortenzio, Chief Executive Officer of the Company, and John M. Ortenzio, the son of Rocco A. Ortenzio and brother of Robert A. Ortenzio (collectively, the "Ortenzios"). Old Gettysburg Associates II, LP, Old Gettysburg Associates III, LP and Old Gettysburg Associates IV, LP (collectively, the "Ortenzio Partnerships") are limited partnerships owned by the Ortenzios, as limited partners, and Select Realty Investments I, LLC, as the general partner. Each of the Ortenzios own one-third of Select Realty Investments I, LLC.

        The Corporate Office consists of approximately 145,336 square feet of office space under four separate leases. The Company has committed to lease an additional 4,720 square feet of office space when vacated by the current tenant. Leases for approximately 58,273 square feet in the 4718 and 4720 buildings will expire on December 31, 2022. Leases for approximately 91,783 square feet in the 4714 and 4716 buildings will expire on January 31, 2023.

        The Company currently pays to the Ortenzio Partnerships approximately $3.53 million per year in base rent. The Company obtained independent appraisals at the time it executed such leases that supported the amount of rent it pays for the Corporate Office. Base rental rates currently range from $21.00 to $28.58 per square foot under such leases. Base rent under the 4714 Gettysburg Road lease will remain fixed at $28.08 per square foot through February 28, 2018. Beginning on March 1, 2018, and on each March 1 thereafter, such base rent will increase by 2%. Base rent under the 4716 Gettysburg Road lease will remain fixed at $28.58 per square foot through December 31, 2017. Beginning on January 1, 2018, and on each January 1 thereafter, such base rent will increase by 2%. Base rent under the 4718 and 4720 Gettysburg Road leases will remain fixed at $21.00 per square foot through December 31, 2013. Beginning on January 1, 2014, and on each January 1 thereafter, such base rent will increase by 3%.

        The leases for 4714 and 4716 Gettysburg Road generally include an operating expense allowance with the Company responsible for its pro-rata share of operating expenses in excess of such allowance. The leases for 4718 and 4720 Gettysburg Road are "full service" leases, except that the Company pays for electricity for 4,831 square feet of space known as the data center. In fiscal year 2012, the Company paid to the Ortenzio Partnerships an aggregate amount of $4.0 million for office rent, various improvements to the Corporate Office and miscellaneous expenses.

Common Stock Repurchase

        Pursuant to the approval of the Company's Board of Directors, on February 27, 2012, the Company repurchased an aggregate of 500,000 shares of common stock held by two trusts controlled by Patricia A. Rice, the current President of the Company, under the stock repurchase program authorized by the Company's Board of Directors in November 2010. The shares were repurchased at the closing price of the Company's common stock on such date of $8.40 per share for an aggregate of $4,200,000.

Approval of Related Party Transactions

        The Company does not have a formal written policy for review and approval of transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. However, the Company's practice is that any such transaction must receive the prior approval of both the Audit and Compliance Committee and a majority of the non-interested members of the Board of Directors. In addition, it is the Company's practice that, prior to any related party transaction of the type described under "—Other Arrangements with Directors and Executive Officers—Lease of Office Space," an independent third-party appraisal is obtained that supports the amount of rent that the Company is obligated to pay for such leased space. All related party lease transactions have been unanimously approved by all of the non-interested members of the Board of Directors.

Director Independence

        Director independence is discussed under the heading "Corporate Governance" on page 4 of this Proxy Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The rules of the SEC require the Company to disclose late filings of stock transaction reports by its executive officers and directors and by certain beneficial owners of the Company's common stock. Based on our records and other information, we believe that each of our executive officers, directors and certain beneficial owners of the Company's Common Stock complied with all Section 16(a) filing requirements applicable to them during fiscal year 2012 except for the following:

  •
  Robert Breighner filed a Form 4 on July 3, 2012 for a transaction that occurred on May 2, 2012;

  •
  John Saich filed a Form 4 on January 4, 2013 for a transaction that occurred on December 17, 2012; and

  •
  Rocco Ortenzio reported on a Form 5 filed on January 28, 2013 transactions that occurred on August 9, 2012 and December 18, 2012.

HOUSEHOLDING

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's proxy statement or annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you request one by writing or calling as follows: Investor Relations, c/o Select Medical Holdings Corporation, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania 17055; Telephone: 717-972-1100; E-mail: ir@selectmedical.com. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

OTHER BUSINESS

        The Company is not aware of any other matters that will be presented for stockholder action at the Annual Meeting. If other matters are properly introduced, the person named in the accompanying proxy will vote the shares he or she represents as recommended by the Board of Directors.

By Order of the Board of Directors

Michael E. Tarvin
 Executive Vice President, General Counsel and Secretary

March 15, 2013

Exhibit A

SELECT MEDICAL HOLDINGS CORPORATION
AMENDED AND RESTATED EXECUTIVE BONUS PLAN
EFFECTIVE JANUARY 1, 2013

I.     Statement and Purpose of Plan

        The Select Medical Holdings Corporation Amended and Restated Executive Bonus Plan provides additional compensation for selected employees based on the achievement of Performance Goals. The combination of Base Pay and Executive Bonus Compensation is intended to provide a competitive compensation opportunity to Participants.

II.    Definitions

        A.    "Affiliate" means, with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, the specified Person.

        B.    "Base Pay" means a Participant's annual base salary in effect on the first day of an applicable Performance Period.

        C.    "Board" means the Board of Directors of the Company.

        D.    "Code" means the Internal Revenue Code of 1986, as amended.

        E.    "Committee" means a committee of the Board comprised exclusively of two or more members of the Board who are non-employee "outside directors" within the meaning of section 162(m)(4)(C) of the Code and Treasury regulation 1.162-27(e)(3).

        F.     "Company" means Select Medical Holdings Corporation, a Delaware corporation.

        G.    "Control" (including the terms "Controlling," "Controlled by" and "under common Control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        H.    "Determination Date" means the date upon which the Committee determines in writing the Performance Goals and Executive Bonus Compensation opportunities. The Determination Date must be no later than the earlier of (1) 90 days after the commencement of the Performance Period and (2) the date upon which 25% of the Performance Period has elapsed (in each case, provided that at the time of determination, the outcome is substantially uncertain).

        I.     "Disability" means that the Participant has been totally disabled by bodily injury or disease in the opinion of a qualified physician designated by the Company so as to be prevented thereby from engaging in any employment then available by the Company or a Subsidiary during the remainder of the Performance Period.

        J.     "Executive Bonus Compensation" means an amount that is payable to a Participant in the Plan based on the achievement of specified Performance Goals.

        K.    "Participant" means any employee of the Company or a Subsidiary who has been designated by the Committee to participate in the Plan for an applicable Performance Period.

        L.    "Performance Goal" means an objective measure of financial performance, the achievement of which is substantially uncertain at the time such goal is established, which is used to determine a Participant's Executive Bonus Compensation and is established in writing by the Committee not later than the applicable Determination Date. Performance Goals may be measured on an absolute or relative basis. Relative performance may be measured against an external index, such as a group of peer companies, industry groups or a financial market index. Performance Goals shall be based upon one or more of the following: (i) the price of Stock, (ii) the market share of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iii) sales by the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iv) earnings of the Company, its Subsidiaries or Affiliates (or any business unit thereof) (including earnings per share of Stock), (v) return on stockholder equity of the Company, (vi) costs or expenses of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (vii) cash, cash on hand or cash flow of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (viii) return on total assets of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (ix) return on invested capital of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (x) return on net assets of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (xi) operating income of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (xii) net income of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (xiii) earnings before interest and taxes of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (xiv) earnings before interest, taxes, depreciation and amortization of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (xv) gross or net margin of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (xvi) customer satisfaction of the Company, its Subsidiaries or Affiliates (or any business unit thereof) or (xvii) revenue or net revenue of the Company, its Subsidiaries or Affiliates (or any business unit thereof).

        M.   "Performance Period" means a period of one or more consecutive fiscal years, or portions thereof, of the Company as established by the Committee during which performance is measured for the purpose of determining the extent to which a Performance Goal is achieved. Nothing in this Plan shall prevent the Committee from establishing a Performance Period that commences prior to the termination of one or more other Performance Periods.

        N.    "Person" means any natural person, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

        O.    "Plan" means the Select Medical Holdings Corporation Amended and Restated Executive Bonus Plan herein set forth, as amended from time to time.

        P.     "Qualified Executive Bonus Compensation" means Executive Bonus Compensation that is intended to be "qualified performance-based compensation" under section 162(m) of the Code and Treasury regulation 1.162-27(e), including any successor provision.

        Q.    "Restricted Stock" means an award of Stock granted under, and in accordance with, the Select Medical Holdings Corporation 2011 Equity Incentive Plan (as amended and/or restated from time to time), or any other equity incentive plan of the Company.

        R.    "Stock" means the common stock of the Company, par value $0.001 per share.

        S.     "Subsidiary" means, at any relevant time, any corporation or other entity of which 50% or more of the total combined voting power of all classes of stock (or other equity interests in the case of an entity other than a corporation) entitled to vote is owned, directly or indirectly, by the Company.

III.  Administration

        A.    General.    The Committee shall have the authority, subject to the provisions herein, (A) to select employees to participate in the Plan; (B) to establish and administer the Performance Goals and the Executive Bonus Compensation opportunities applicable to each Participant and certify whether the Performance Goals have been attained; (C) to determine whether Executive Bonus Compensation will be paid in cash, shares of Restricted Stock (which may or may not be subject to vesting, as determined by the Committee, in its discretion) or in any combination of the foregoing; (D) to construe and interpret the Plan and any agreement or instrument entered into under or in connection with the Plan; (E) to establish, amend, and waive rules and regulations for the Plan's administration; and (F) to make all other determinations that may be necessary or advisable for the administration of the Plan. Any determination by the Committee pursuant to the Plan shall be final, binding and conclusive on all employees and Participants and anyone claiming under or through any of them.

        B.    Adjustments.    To the extent that a Performance Goal is based on, or calculated with respect to, the Company's Stock (such as earnings per share, book value per share or other similar measures), then in the event of any corporate transaction involving the Company (including, without limitation, any subdivision or combination or exchange of the outstanding shares of common stock, stock dividend, stock split, spin-off, split-off, recapitalization, capital reorganization, liquidation, reclassification of shares of common stock, merger, consolidation, extraordinary cash distribution, or sale, lease or transfer of substantially all of the assets of the Company), the Committee shall make or provide for such adjustments in such Performance Goal as the Committee may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants, in any case, in accordance with Code Section 162(m) and the Treasury regulations thereunder.

IV.    Establishment of Performance Goals and Executive Bonus Compensation Opportunities

        A.    No later than the Determination Date for each Performance Period, the Committee shall establish in writing the method for computing the amount of Qualified Executive Bonus Compensation that may be payable under the Plan to each Participant in the Plan for such Performance Period if the Performance Goals established by the Committee for such Performance Period are attained in whole or in part. The maximum amount that may be payable to any Participant with respect to any calendar year under the Plan shall not exceed $4,000,000. Such method shall be stated in terms of an objective formula or standard that precludes discretion to increase the amount of Qualified Executive Bonus Compensation that would otherwise be due upon attainment of the goals and may be different for each Participant. Notwithstanding anything to the contrary contained herein, the Committee may, however, exercise negative discretion within the meaning of Treasury regulation 1.162-27(e)(2)(iii)(A) with respect to any Executive Bonus Compensation hereunder to reduce any amount that would otherwise be payable hereunder.

        B.    No later than the Determination Date for each Performance Period, the Committee shall establish in writing the Performance Goals for such Performance Period.

V.     Attainment of Performance Goals Required; Employment Status

        Executive Bonus Compensation shall be paid as provided under this Plan for any Performance Period only upon the attainment of the Performance Goals established by the Committee with respect to such Performance Period. Executive Bonus Compensation shall also be contingent upon the Participant remaining employed by the Company or a Subsidiary through the last day of such Performance Period, except as follows:

        A.    A Participant may receive Executive Bonus Compensation which shall be paid at the same time as the Executive Bonus Compensation the Participant would have received for such Performance Period had no termination of employment occurred, and which shall be equal to the amount of such Executive Bonus Compensation multiplied by a fraction the numerator of which is the number of full and partial pay periods elapsed in such Performance Period prior to termination of employment and the denominator of which is the number of total pay periods in the Performance Period, in the event termination of employment is by reason of the Participant's death, or in the Committee's sole discretion, the Participant's Disability.

        B.    A Participant whose employment terminates prior to the end of a Performance Period for any reason not excepted above shall not be entitled to any Executive Bonus Compensation under the Plan for that Performance Period (unless provided otherwise in an employment or similar agreement with the Company or a Subsidiary).

VI.   Shareholder Approval and Committee Certification; Payment of Executive Bonus Compensation

        A.    Unless the Committee provides otherwise, (1) earned Executive Bonus Compensation shall be paid no later than 2 1/2 months after the end of the Performance Period with respect to which such Executive Bonus Compensation is earned, and (2) such payment shall be made in cash, in shares of Restricted Stock or in any combination of the foregoing, in all cases, subject to any payroll tax withholding the Company may determine applies. In the event that all or any portion of earned Executive Bonus Compensation is paid in the form of Restricted Stock, the Participant may direct the Company to retain a number of shares of Restricted Stock that the Participant would otherwise receive to satisfy any such withholding obligation (with such withholding not to occur at a rate in excess of the minimum required withholding rate).

        B.    Payment of any Qualified Executive Bonus Compensation pursuant to this Plan shall be contingent upon an affirmative vote of the shareholders of at least a majority of the votes cast (including abstentions) approving the Plan, including the basis upon which Performance Goals may be established under Section II(L) hereof, sufficient to satisfy the applicable requirements of section 162(m) of the Code and the

Treasury regulations promulgated thereunder. Unless and until such shareholder approval is obtained, no Qualified Executive Bonus Compensation shall be paid pursuant to this Plan.

        C.    Payment of any Qualified Executive Bonus Compensation pursuant to this Plan shall be contingent upon the Committee's certifying in writing that the Performance Goals and any other terms applicable to such Qualified Executive Bonus Compensation were in fact satisfied, in accordance with section 162(m) of the Code and the applicable Treasury regulations promulgated thereunder. Unless and until the Committee so certifies, such Qualified Executive Bonus Compensation shall not be paid.

        D.    The Company shall have the right to deduct from all Executive Bonus Compensation payable hereunder (including withholding shares of Restricted Stock, if applicable) any federal, state, local or foreign taxes required by law to be withheld with respect to such payments and no Executive Bonus Compensation will be paid until the Participant has made arrangements with the Company to satisfy any such withholding taxes.

VII. Amendment, Termination and Term of Plan

        The Board, without the consent of any Participant, may at any time terminate or from time to time amend the Plan in whole or in part, whether prospectively or retroactively, including in any manner that adversely affects the rights of Participants; provided, however, that no amendment with respect to, or affecting, Qualified Executive Bonus Compensation that would require the consent of the stockholders of the Company pursuant to section 162(m) of the Code shall be effective without such consent.

VIII.  Interpretation and Construction

        A.    No provision of the Plan, nor the selection of any Participant, shall constitute an employment agreement or affect the duration of any Participant's employment, which shall remain "employment at will" unless an employment agreement between the Company or a Subsidiary and the Participant provides otherwise. Both the Participant and the Company shall remain free to terminate employment at any time to the same extent as if the Plan had not been adopted.

        B.    Any provision of the Plan that could be construed to prevent Qualified Executive Bonus Compensation under the Plan from qualifying for deductibility under section 162(m) of the Code or Treasury regulation 1.162-27(e) shall be administered, interpreted and construed to carry out the intention that such compensation so qualifies and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

IX.   Governing Law

        The terms of this Plan shall be governed by the laws of the State of Delaware, without reference to the conflicts of laws principles thereof.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Select Medical Holdings Corporation 01LTTC 1 U P X + Annual Meeting Proxy Card . + A Proposals — The Board of Directors recommends a vote FOR each Board of Directors nominee, FOR the approval of the executive compensation resolution, FOR the ratification of the appointment of PriceWaterhouseCoopers LLC as The Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 and FOR the approval of the Select Medical Holdings Corporation Amended and Restated Executive Bonus Plan. For Against Abstain 2. Advisory Vote on Executive Compensation 4. Vote to approve the Select Medical Holdings Corporation Amended and Restated Executive Bonus Plan For Against Abstain 3. Vote to ratify the appointment of PricewaterhouseCoopers LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 1. ELECTION OF DIRECTORS Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.  Nominees: 01 - Russell L. Carson 02 - James S. Ely III 03 - William H. Frist B Non-Voting Items Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. IMPORTANT ANNUAL MEETING INFORMATION Change of Address — Please print new address below. Comments — Please print your comments below. 1234 5678 9012 345 MMMMMMMMM MMMMMMM MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 MMMMMMMMMMMMMMM C 1234567890 J N T 1 5 9 8 2 5 1 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK_____________ qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 29, 2013. Vote by Internet • Go to www.envisionreports.com/SEM • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. 2013 Meeting of Stockholders — April 30, 2013 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Michael E. Tarvin and Martin F. Jackson, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Select Medical Holdings Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2013 Meeting of Stockholders of the company to be held April 30, 2013 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. (Continued and to be marked, dated and signed, on the other side) Proxy — Select Medical Holdings Corporation Important notice regarding the Internet availability of proxy materials for the 2013 Meeting of Stockholders. The Proxy Statement and the 2012 Annual Report to Shareholders are available at: www.envisionreports.com/SEM qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q